                                                                     EXHIBIT __


                                CREDIT AGREEMENT



                                  by and among



                               BOWNE & CO., INC.,


                     THE SUBSIDIARY BORROWERS PARTY HERETO,


                           THE LENDERS PARTY HERETO,


                    BANK OF MONTREAL, AS DOCUMENTATION AGENT

                                      AND

           FLEET BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT






                                ----------------

                                  $200,000,000

                                ----------------






                            Dated as of July 7, 1997

                               TABLE OF CONTENTS

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ............................................................ 1
     1.1. Definitions .................................................................................... 1
     1.2. Principles of Construction .................................................................... 24

2. AMOUNT AND TERMS OF LOANS ............................................................................ 25
     2.1. Revolving Credit Loans ........................................................................ 25
     2.2. Minimum Amount of Each Borrowing .............................................................. 26
     2.3. Borrowing Request - Revolving Credit Loans .................................................... 27
     2.4. Bid Loans; Procedure .......................................................................... 27
     2.5. Disbursement of Funds ......................................................................... 31
     2.6. Payments ...................................................................................... 32
     2.7. Termination or Reduction of Commitments ....................................................... 34
     2.8. Prepayments of the Loans ...................................................................... 34
     2.9. Use of Proceeds ............................................................................... 35
     2.10. Addition and Removal of Subsidiary Borrowers;
           Addition of Non-Core Currencies .............................................................. 35
     2.11. Extension of Commitment Termination Date ..................................................... 36
     2.12. Records ...................................................................................... 38

3. INTEREST, FEES, CONVERSIONS AND YIELD PROTECTIONS .................................................... 39
     3.1. Interest Rates and Payment Dates .............................................................. 39
     3.2. Fees .......................................................................................... 40
     3.3. Conversions ................................................................................... 41
     3.4. Indemnification for Loss ...................................................................... 43
     3.5. Capital Adequacy .............................................................................. 43
     3.6. Reimbursement for Increased Costs ............................................................. 44
     3.7. Illegality of Funding ......................................................................... 44
     3.8. Substituted Interest Rate ..................................................................... 45
     3.9. Taxes ......................................................................................... 46
     3.10. Option to Fund ............................................................................... 49
     3.11. Replacement of Lenders ....................................................................... 50
     3.12. Changes of Lending Offices ................................................................... 50

4. REPRESENTATIONS AND WARRANTIES ....................................................................... 51
     4.1. Subsidiaries; Jurisdictions ................................................................... 51
     4.2. Existence and Power ........................................................................... 51

     4.3. Authority and Execution ....................................................................... 51
     4.4. Binding Agreement ............................................................................. 52
     4.5. Litigation .................................................................................... 52
     4.6. Required Consents ............................................................................. 52
     4.7. Absence of Defaults; No Conflicting Agreements ................................................ 53
     4.8. Compliance with Applicable Laws ............................................................... 53
     4.9. Taxes ......................................................................................... 53
     4.10. Governmental Regulations ..................................................................... 54
     4.11. Federal Reserve Regulations; Use of Loan
           Proceeds ..................................................................................... 54
     4.12. Plans ........................................................................................ 54
     4.13. Financial Statements ......................................................................... 54
     4.14. Property ..................................................................................... 55
     4.15. Authorizations ............................................................................... 55
     4.16. Environmental Matters ........................................................................ 55

5. CONDITIONS TO FIRST LOANS ............................................................................ 56
     5.1. Evidence of Action ............................................................................ 56
     5.2. Absence of Litigation ......................................................................... 57
     5.3. Approvals and Consents ........................................................................ 57
     5.4. Opinion of Counsel to the Parent Borrower ..................................................... 57
     5.5. Opinion of Special Counsel .................................................................... 57
     5.6. Fees of Agents and the Lenders ................................................................ 58
     5.7. Fees and Expenses of Special Counsel .......................................................... 58

6. CONDITIONS OF LENDING - ALL LOANS .................................................................... 58
     6.1. Compliance .................................................................................... 58
     6.2. Borrowing Request ............................................................................. 58

7. AFFIRMATIVE COVENANTS ................................................................................ 59
     7.1. Financial Statements and Information .......................................................... 59
     7.2. Certificates; Other Information ............................................................... 60
     7.3. Legal Existence ............................................................................... 61
     7.4. Taxes ......................................................................................... 62
     7.5. Insurance ..................................................................................... 62
     7.6. Condition of Property ......................................................................... 62
     7.7. Observance of Legal Requirements .............................................................. 62
     7.8. Inspection of Property; Books and Records;
          Discussions ................................................................................... 63

     7.9. Authorizations ................................................................................ 63
     7.10. Capitalization Ratio ......................................................................... 63
     7.11. Subsidiaries ................................................................................. 63

8. NEGATIVE COVENANTS ................................................................................... 63
     8.1. Indebtedness .................................................................................. 64
     8.2. Liens ......................................................................................... 64
     8.3. Consolidations and Mergers .................................................................... 65
     8.4. Acquisitions .................................................................................. 66
     8.5. Dispositions .................................................................................. 66
     8.6. Investments ................................................................................... 67

9. DEFAULT .............................................................................................. 67
     9.1. Events of Default ............................................................................. 67
     9.2. Contract Remedies ............................................................................. 70

10. THE AGENTS .......................................................................................... 71
     10.1. Appointment .................................................................................. 71
     10.2. Delegation of Duties ......................................................................... 72
     10.3. Exculpatory Provisions ....................................................................... 72
     10.4. Reliance by the Agents ....................................................................... 73
     10.5. Notice of Default ............................................................................ 73
     10.6. Non-Reliance on the Agents and Other Lenders ................................................. 74
     10.7. Indemnification .............................................................................. 74
     10.8. Lenders in Their Respective Individual
           Capacities ................................................................................... 75
     10.9. Successor Agents ............................................................................. 76

11. GUARANTY OF THE PARENT BORROWER ..................................................................... 77
     11.1. Guaranty ..................................................................................... 77
     11.2. Absolute Obligation .......................................................................... 78
     11.3. Repayment in Bankruptcy ...................................................................... 79
     11.4. No Subrogation ............................................................................... 79

12. OTHER PROVISIONS .................................................................................... 80
     12.1. Amendments and Waivers ....................................................................... 80
     12.2. Notices ...................................................................................... 81
     12.3. No Waiver; Cumulative Remedies ............................................................... 82
     12.4. Survival of Representations and Warranties
           and Certain Obligations ...................................................................... 82

     12.5. Expenses ..................................................................................... 82
     12.6. Assignments and Participations ............................................................... 83
     12.7. Indemnity .................................................................................... 85
     12.8. Limitation of Liability ...................................................................... 86
     12.9. Counterparts ................................................................................. 86
     12.10. Adjustments; Set-off ........................................................................ 86
     12.11. Construction ................................................................................ 88
     12.12. Governing Law ............................................................................... 88
     12.13. Judgment Currency ........................................................................... 88
     12.14. International Banking Facilities ............................................................ 89
     12.15. Incorporation by Reference .................................................................. 89
     12.16. Headings Descriptive ........................................................................ 89
     12.17. Severability ................................................................................ 89
     12.18. Integration ................................................................................. 90
     12.19. Consent to Jurisdiction ..................................................................... 90
     12.20. Service of Process .......................................................................... 90
     12.21. No Limitation on Service or Suit ............................................................ 90
     12.22. WAIVER OF TRIAL BY JURY ..................................................................... 91
     12.23. Parent Borrower as Agent for Subsidiary
            Borrowers ................................................................................... 91
     12.24. Effective Date .............................................................................. 91
     12.25. Treatment of Certain Information ............................................................ 92

EXHIBITS

Exhibit A                List of Commitment Amounts
Exhibit B-1              Form of Borrower Addendum
Exhibit B-2              Form of Currency Addendum
Exhibit C                Form of Borrowing Request
Exhibit D                Form of Notice of Conversion
Exhibit E                Form of Compliance Certificate
Exhibit F                Form of Opinion of Counsel to the Parent Borrower
Exhibit G                Form of Opinion of Special Counsel
Exhibit H                Form of Assignment and Acceptance Agreement
Exhibit I                Form of Bid Request
Exhibit J                Form of Invitation to Bid
Exhibit K                Form of Bid
Exhibit L                Form of Bid Accept/Reject Letter

Exhibit M                List of Administrative Agent's Address for Notices and Agent Payment Offices
Exhibit N                List of Lenders' Addresses for Notices
Exhibit O                List of Borrowers' Addresses for Notices
Exhibit P                List of Borrowers' Payment Accounts
Exhibit Q-1              Form of Revolving Credit Note
Exhibit Q-2              Form of Bid Note


SCHEDULES

Schedule 4.1             List of Subsidiaries; Jurisdictions
Schedule 4.5             List of Litigation
Schedule 8.1             List of Existing Indebtedness
Schedule 8.2             List of Existing Liens

         CREDIT AGREEMENT, dated as of July 7, 1997, by and among BOWNE & CO., INC., a New York corporation (the "Parent Borrower"), the Subsidiaries party hereto or which from time to time become party hereto (each a "Subsidiary Borrower" and, collectively, the "Subsidiary Borrowers"), the lenders party hereto (each a "Lender" and, collectively, the "Lenders"), BANK OF MONTREAL, as documentation agent for the Lenders (in such capacity, the "Documentation Agent") and FLEET BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


1.       DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

         1.1.     Definitions

                  As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                  "ABR Advances": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

                  "Accountants": Ernst & Young (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Parent Borrower.

                  "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

                  "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including through a merger, dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) any Capital Stock of any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or divisions or segment of any other Person, or (iii) any Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

                  "Advance": an ABR Advance, a Eurodollar Advance, or a Core Currency Euro Advance, as the case may be.

                  "Adjusted Consolidated Net Worth": as of any date, the total stockholders' equity of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, set forth in, (i) during the period commencing on the Effective Date and ending on the date of delivery thereafter of the first annual financial statements pursuant to Section 7.1(b), the Parent Borrower's Form 10Q for the fiscal quarter thereof ended April 30, 1997, and (ii) at all other times, the most recent annual financial statements delivered pursuant to Section 7.1(b).

                  "Adjusted Eurodollar Rate": for any date, a rate of interest per annum, as determined by the Administrative Agent, equal to the rate per annum for deposits in Dollars having a one month maturity which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on such date.

                  "Affected Advance": as defined in Section 3.8.

                  "Agent Payment Office": (i) with respect to all amounts owing under the Loan Documents (other than in respect of Alternate Currency Loans), initially, the office, branch, affiliate, or correspondent bank of the Administrative Agent designated as its "Domestic Payment Office" in Exhibit M and, thereafter, such other office, branch, affiliate, or correspondent bank thereof as it may from time to time designate in writing as such to the Parent Borrower and each Lender, and (ii) with respect to all amounts owing in respect of each Alternate Currency Loan, initially, the office, branch, affiliate, or correspondent bank of the Administrative Agent designated as its payment office for the applicable Alternate Currency in Exhibit M and, thereafter, such other office, branch, affiliate, or correspondent bank thereof as it may from time to time designate in writing as such to the Parent Borrower and each Lender.

                  "Aggregate Commitment Amount": at any time, the sum at such time of the Commitment Amounts of all Lenders.

                  "Aggregate Credit Exposure": as of any date of determination, the sum as of such date of the outstanding principal amount of the Loans of all Lenders (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof).

                  "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Alternate Base Rate": on any date, a rate of interest per annum equal to the greater of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% and (ii) the Adjusted Eurodollar Rate in effect on such date plus the Applicable Margin in effect on such date.

                  "Alternate Currency": any Currency (other than Dollars).

                  "Alternate Currency Bid Loan": each Bid Loan denominated in an Alternate Currency.

                  "Alternate Currency Equivalent": on any date of determination thereof, the amount, as determined by the Administrative Agent, of the relevant Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on Dow Jones Telerate pages 262, 264, 265, 266 or 9993 (or any successor pages) or, if such rate does not appear on such pages, at the arithmetic average of the respective spot exchange rates therefor notified to the Administrative Agent by the Reference Lenders as of 11:00 a.m. (London time) on such date for delivery (i) in the case of an exchange of Canadian Dollars into Dollars, one Core Currency Business Day later and (ii) in all other cases, two Core Currency Business Days later.

                  "Alternate Currency Loan": an Alternate Currency Revolving Credit Loan or an Alternate Currency Bid Loan, as the case may be.

                  "Alternate Currency Revolving Credit Loan": each Revolving Credit Loan denominated in Alternate Currency.

                  "Applicable Fee Percentage": with respect to the Facility Fee, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level:

                  Pricing Level             Applicable Fee Percentage
                  -------------             -------------------------
                  Pricing Level I           .100%
                  Pricing Level II          .125%
                  Pricing Level III         .150%
                  Pricing Level IV          .175%

                  Changes in the Applicable Fee Percentage resulting from a change in a Pricing Level shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(a) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Parent Borrower shall be in Default of its obligations under Section 7.1(a), Pricing Level IV shall apply until such Default is cured, and (ii) during the period commencing on the Effective Date and ending on the date of delivery thereafter of the first Compliance Certificate pursuant to Section 7.1(a), Pricing Level I shall apply.

                  "Applicable Margin": with respect to Eurodollar Advances, Core Currency Euro Advances and ABR Advances to the extent based on the Adjusted Eurodollar Rate, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level:

                  Pricing Level                           Applicable Margin
                  -------------                           -----------------
                  Pricing Level I                         .150%
                  Pricing Level II                        .175%
                  Pricing Level III                       .225%
                  Pricing Level IV                        .325%

                  Changes in the Applicable Margin resulting from a change in a Pricing Level shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(a) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition,
(i) if, at any time and from time to time, the Parent Borrower shall be in Default of its obligations under Section 7.1(a), Pricing Level IV shall apply until such Default is cured, and (ii) during the period commencing on the Effective Date and ending on the date of delivery thereafter of the first Compliance Certificate pursuant to Section 7.1(a), Pricing Level I shall apply.

                  "Assignment": as defined in Section 12.6(b).

                  "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee, substantially in the form of Exhibit H.

                  "Benefited Lender": as defined in Section 12.10(a).

                  "Bid": an offer by a Lender to make a Bid Loan, substantially in the form of Exhibit K.

                  "Bid Accept/Reject Letter": a notification made by a Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, pursuant to Section 2.4(d), substantially in the form of Exhibit L.

                  "Bid Interest Period": as to any Bid Loan, the period commencing on the Borrowing Date with respect to such Bid Loan and ending on the date requested in the Bid Request with respect to such Bid Loan, which ending date (i) shall be one, two, three, six, nine or twelve months after such Borrowing Date, in the case of Core Currency Index Rate Bid Loans, and (ii) shall not be earlier than seven days after such Borrowing Date or later than 360 days after such Borrowing Date, in all other cases; provided, however, that
(a) if any Bid Interest Period would otherwise end on a day which is not a Business Day or a Core Currency Business Day, as the case may be, such Bid Interest Period shall be extended to the next succeeding Business Day or Core Currency Business Day, as the case may be, unless (A) such next succeeding Business Day or Core Currency Business Day, as the case may be, would be a date on or after the Commitment Termination Date or such earlier date upon which the Commitments shall have been voluntarily terminated by the Parent Borrower in accordance with Section 2.7, in which event such Bid Interest Period shall end on the next preceding Business Day or Core Currency Business Day, as the case may be, and (B) in the case of Core Currency Index Rate Bid Loans, the result of such extension would be to carry such Bid Interest Period into another calendar month, in which event such Bid Interest Period shall end on the next preceding Core Currency Business Day, (b) in the case of Core Currency Index Rate Bid Loans, any Bid Interest Period that begins on the last Core Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Bid Interest Period) shall end on the last Core Currency Business Day of a calendar month, and (c) no Bid Interest Period shall end after the Commitment Termination Date or such earlier date upon which the Commitments shall have been voluntarily terminated by the Parent Borrower in accordance with Section 2.7. Interest shall accrue from and including the first day of a Bid Interest Period to, but excluding, the last day of such Bid Interest Period.

                  "Bid Loan": each Loan from a Lender to a Borrower made pursuant to Section 2.4.

                  "Bid Rate": as to any Bid made by a Lender pursuant to
Section 2.4(b), (i) with respect to each Core Currency Index Rate Bid Loan, the applicable Eurodollar Rate or Core Currency Euro Rate, as the case may be, therefor, plus the fixed margin or spread offered by such Lender with respect thereto as set forth in such Bid, and (ii) with respect to each other Bid Loan, the fixed rate of interest offered by such Lender with respect thereto as set forth in such Bid.

                  "Bid Request": a request by a Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, for Bids, substantially in the form of Exhibit I.

                  "Borrower Addendum": an Addendum, duly completed and executed by each of the Parent Borrower and the relevant Subsidiary thereof, substantially in the form of Exhibit B-1.

                  "Borrowers": collectively, the Parent Borrower and the Subsidiary Borrowers.

                  "Borrowing Date": (i) any Business Day on which (a) the Lenders make ABR Advances in accordance with a Borrowing Request, or (b) one or more Lenders make Bid Loans (other than Core Currency Index Rate Bid Loans) pursuant to Bids which have been accepted by a Borrower, as the case may be, or
(ii) any Core Currency Business Day on which (a) the Lenders make Eurodollar Advances or Core Currency Euro Advances, as the case may be, in accordance with a Borrowing Request, or (b) one or more Lenders make Core Currency Index Rate Bid Loans pursuant to Bids which have been accepted by a Borrower, as the case may be.

                  "Borrower Obligations": as defined in Section 11.1.

                  "Borrowing Request": a request for Revolving Credit Loans, substantially in the form of Exhibit C.

                  "Business Day": any day except Saturday, Sunday or a day which in New York City or New Jersey is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "Canadian Dollars": freely transferable lawful money of Canada.

                  "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations and other rights in, or other equivalents (however designated) of, such Person's equity (however designated), and any rights, warrants or options exchangeable for, or convertible into, such shares, interests, participations, rights or other equivalents.

                  "Capitalization Ratio": as of the last day of any fiscal quarter of the Parent Borrower, the ratio of (i) Funded Debt on such date to
(ii) Consolidated Capitalization on such date.

                  "Change of Control": one or both of the following events:

                           (i) any person or group (other than any one or more permitted investors) shall have become the beneficial owner of voting shares entitled to exercise more than 30% of the total power of all outstanding voting shares of the Parent Borrower (including any voting shares which are not then outstanding of which such person or group is deemed the beneficial owner), and, in addition, a change in the composition of the Managing Person of the Parent Borrower shall have occurred in which the individuals who constituted the Managing Person of the Parent Borrower at the beginning of the two year period immediately preceding such change (together with any other director whose election by the Managing Person of the Parent Borrower or whose nomination for election by the shareholders of the Parent Borrower was approved by a vote of at least two-thirds of the members of such Managing Person then in office who either were members of such Managing Person at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Managing Person then in office; and

                           (ii) any person or group (other than any one or more permitted investors) shall have become the beneficial owner of voting shares entitled to exercise more than 50% of the total power of all outstanding voting shares of the Parent Borrower (including any voting shares which are not then outstanding of which such person or group is deemed the beneficial owner).

                  For purposes of this definition, (a) the terms "person" and "group" shall have the respective meanings ascribed thereto in Sections 13(d) and 14(d)(2) of the Exchange Act, (b) the term "beneficial owner" shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act, (c) the term "permitted investors" shall mean Edmund A. Stanley, Jr., Thomas O. Stanley and/or any one or more of their respective family members, and (d) the term "voting shares" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Parent Borrower entitled to vote generally in the election of members of the Managing Person thereof.

                  "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

                  "Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed in Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 12.6 on or prior to such date, in each case as the same may be adjusted from time to time pursuant to Sections 2.7 and 12.6.

                  "Commitment Percentage": as to any Lender in respect of such Lender's Commitment, the percentage equal to such Lender's Commitment Amount divided by the Aggregate Commitment Amount (or, if no Commitments then exist, the percentage equal to such Lender's Commitment Amount on the last day upon which Commitments did exist divided by the Aggregate Commitment Amount on such day).

                  "Commitment Period": the period commencing on the Effective Date and ending on the Commitment Termination Date, or such earlier date upon which the Commitments shall have been terminated in accordance herewith.

                  "Commitment Termination Date": July 5, 2002, as the same may be extended from time to time in accordance with Section 2.11.

                  "Compliance Certificate": a certificate substantially in the form of Exhibit E.

                  "Consolidated": the Parent Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Consolidated Capitalization": as of the last day of any fiscal quarter of the Parent Borrower, total stockholder's equity of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, on such date plus Funded Debt on such date.

                  "Consolidated EBITDA": for any period, net income of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, for such period, plus the sum of, without duplication, of each of the following with respect to the Parent Borrower and its Subsidiaries, to the extent utilized in determining such net income: (i) all interest expense, (ii) provision for income taxes, and (iii) depreciation, amortization and other non-cash charges, provided, however, that, for purposes of this definition, extraordinary gains and losses from sales, exchanges and other dispositions of Property not in the ordinary course of business, and other non-recurring items, shall be excluded to the extent utilized in determining such net income.

                  "Contingent Obligation": as to any Person ( a "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or
(ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (a "primary obligation") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (d) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (e) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of a primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Continuing Lenders": as defined in Section 2.11.

                  "Control Person": as defined in Section 3.5.

                  "Conversion Date": any date on which (i) a Eurodollar Advance is converted to an ABR Advance or a new Eurodollar Advance, as the case may be,
(ii) an ABR Advance is converted to a Eurodollar Advance, or (iii) a Core Currency Euro Advance is converted to a new Core Currency Euro Advance, as the case may be.

                  "Core Currency": any Currency other than a Non-Core Currency.

                  "Core Currency Business Day": with respect to any Currency, any Business Day which is a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the national jurisdiction in which the Agent Payment Office with respect to such Currency is located or, if there is no such Agent Payment Office, the national jurisdiction of which such Currency is the freely transferable lawful money.

                  "Core Currency Euro Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained in a Core Currency (other than Dollars) at a rate of interest based upon the applicable Core Currency Euro Rate.

                  "Core Currency Euro Rate": with respect to each Core Currency Euro Advance and each Core Currency Index Rate Bid Loan not denominated in Dollars, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a)(i)   the rate per annum for deposits having a
maturity most nearly comparable to the Euro Interest Period in respect of such Core Currency Euro Advance or the Bid Interest Period in respect of such Core Currency Index Rate Bid Loan, as the case may be, in the applicable Core Currency which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date which is two Core Currency Business Days prior to the first day of such Euro Interest Period or such Bid Interest Period, as the case may be, (ii) if such rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the rate per annum equal to the arithmetic average (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) of the respective offered quotations notified to the Administrative Agent by the Reference Lenders, in each case as quoted by such Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date which is two Core Currency Business Days prior to the first day of such Euro Interest Period or such Bid Interest Period, as the case may be, to leading banks in the interbank eurocurrency market as the rate at which such Reference Lender is offering deposits in such Core Currency in an amount approximately equal to its Commitment Percentage of such Core Currency Euro Advance or the principal amount of such Core Currency Index Rate Bid Loan, as the case may be, and having a period to maturity approximately equal to such Euro Interest Period or such Bid Interest Period, as the case may be, or (iii) to the extent required by Section 3.8, the rate per annum equal to the arithmetic average of the respective rates reported to the Administrative Agent by the Reference Lenders, in each case as the rate determined by such Reference Lender to be reflective of the all-in cost of funds of such Reference Lender to fund such Core Currency Euro Advance in an amount approximately equal to its Commitment Percentage of such Core Currency Euro Advance and having a period to maturity approximately equal to such Euro Interest Period, by

                           (b)      a number equal to 1.00 minus the aggregate
of the then stated maximum rates during such Euro Interest Period or such Bid Interest Period, as the case may be, of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other United States banking authority to which Fleet and other major United States money center banks are subject in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D), without benefit of credits for proration, exceptions or offsets which may be available from time to time to Fleet.

                  "Core Currency Index Rate Bid Loan": any Bid Loan denominated in a Core Currency which is designated as a "Core Currency Index Rate Bid Loan" in the Bid applicable thereto.

                  "Credit Party": each Borrower and each other party (other than the Agents and the Lenders) to a Loan Document.

                  "Currencies": collectively, Dollars, French Francs, German Marks, Sterling Pounds, and the Non-Core Currencies.

                  "Currency Addendum": an Addendum, duly completed and executed by the Parent Borrower, substantially in the form of Exhibit B-2.

                  "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

                  "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of any other Person, (ii) any business, going concern or division or segment thereof, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no such sale, assignment, transfer or other disposition of Property (other than inventory, except to the extent subject to a bulk sale) shall be deemed to be in the ordinary course of business if it is the sale, assignment, transfer or disposition of (a) all or substantially all of the Property of such Person, or
(b) any Operating Entity.

                  "Dollar Bid Loan": each Bid Loan denominated in Dollars.

                  "Dollar Equivalent": on any date of determination thereof, the amount, as determined by the Administrative Agent, of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot rate at which Dollars may be exchanged into such Alternate Currency as set forth on such date on Dow Jones Telerate pages 262, 264, 265, 266 or 9993 (or any successor pages) or, if such rate does not appear on such pages, at the arithmetic average of the respective spot exchange rates therefor notified to the Administrative Agent by the Reference Lenders as of 11:00 a.m. (London time) on such date for delivery (i) in the case of an exchange of Dollars into Canadian Dollars, one Core Currency Business Day later and (ii) in all other cases, two Core Currency Business Days later.

                  "Dollar Revolving Credit Loan": as defined in Section 2.1(a)(ii).

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Borrower": any Borrower which is organized under the laws of the United States or any State thereof and which has its principal place of business in the United States.

                  "Domestic Subsidiary": any Subsidiary of the Parent Borrower which is organized under the laws of the United States or any State thereof.

                  "Dutch Guilders": freely transferable lawful money of the Netherlands.

                  "Effective Date": as defined in Section 12.24.

                  "Eligible Assignee": as defined in Section 12.6(b).

                  "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Parent Borrower or any of its Subsidiaries is a member.

                  "Euro Interest Period": with respect to any Eurodollar Advance or Core Currency Euro Advance requested by any Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, the period commencing on the Borrowing Date or Conversion Date, as the case may be, with respect to such Advance and ending one, two, three, six or, if made available by all of the Lenders, nine or twelve months thereafter, as selected by such Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, in the applicable Borrowing Request or Notice of Conversion, as the case may be, therefor, provided, however, that (i) if any Euro Interest Period would otherwise end on a day which is not a Core Currency Business Day, such Euro Interest Period shall be extended to the next succeeding Core

Currency Business Day unless (A) such next succeeding Core Currency Business Day would be a date on or after the Commitment Termination Date or such earlier date upon which the Commitments shall have been voluntarily terminated by the Parent Borrower in accordance with Section 2.7, in which event such Euro Interest Period shall end on the next preceding Core Currency Business Day, or
(B) the result of such extension would be to carry such Euro Interest Period into another calendar month, in which event such Euro Interest Period shall end on the immediately preceding Core Currency Business Day, (ii) any Euro Interest Period that begins on the last Core Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Euro Interest Period) shall end on the last Core Currency Business Day of a calendar month and (iii) no Euro Interest Period shall end after the Commitment Termination Date or such earlier date upon which the Commitments shall have been voluntarily terminated by the Parent Borrower in accordance with Section 2.7. Interest shall accrue from and including the first day of a Euro Interest Period to, but excluding, the last day of such Euro Interest Period.

                  "Eurodollar Advances": the Revolving Credit Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each Eurodollar Advance and each Core Currency Index Rate Bid Loan denominated in Dollars, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a)(i)   the rate per annum for deposits having a
maturity most nearly comparable to the Euro Interest Period in respect of such Eurodollar Advance or the Bid Interest Period in respect of such Core Currency Index Rate Bid Loan, as the case may be, in Dollars which appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date that is two Core Currency Business Days prior to the first day of such Euro Interest Period or such Bid Interest Period, as the case may be, or
(ii) if such rate does not appear on page 3750 of the Dow Jones Telerate Screen (or any successor page), the rate per annum equal to the arithmetic average (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) of the respective offered quotations notified to the Administrative Agent by the Reference Lenders, in each case as quoted by such Reference Lender at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Core Currency Business Days prior to the first day of such Euro Interest Period or such

Bid Interest Period, as the case may be, to leading banks in the interbank eurodollar market as the rate at which such Reference Lender is offering Dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance or the principal amount of such Core Currency Index Rate Loan, as the case may be, and having a period to maturity approximately equal to such Euro Interest Period or such Bid Interest Period, as the case may be, by

                           (b)      a number equal to 1.00 minus the aggregate
of the then stated maximum rates during such Euro Interest Period or such Bid Interest Period, as the case may be, of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which Fleet and other major United States money center banks are subject in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D), without benefit of credits for proration, exceptions or offsets which may be available from time to time to Fleet.

                  "Event of Default": as defined in Section 9.1.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness": all Indebtedness under the Existing Promissory Note and all accrued and unpaid monetary obligations of the Parent Borrower and its Subsidiaries under the Existing Promissory Note and all documents, instruments and other agreements executed and delivered in connection therewith.

                  "Existing Promissory Note": the Promissory Note, dated March 31, 1997, made by the Parent Borrower to Fleet, as amended.

                  "Expiration Date": as defined in Section 2.11.

                  "Extending Lender": with respect to any assignment by a Non-Extending Lender of its rights and obligations under the Loans Documents pursuant to Section 2.11(b), any other Lender selected by the Parent Borrower which is willing to assume such rights and obligations in accordance with such Section or, to the extent no other Lender shall be so willing, any Eligible Assignee selected by the Parent Borrower which is so willing.

                  "Extension Request": as defined in Section 2.11.

                  "Facility Fee": as defined in Section 3.2(a).

                  "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent.

                  "Financial Officer": as to any Person, the chief financial officer or the treasurer thereof, or any other financial officer thereof designated by such chief financial officer.

                  "Financial Statements": as defined in Section 4.13.

                  "Fixed Rate Loan": any Eurodollar Advance, any Core Currency Euro Advance or any Bid Loan, as the case may be.

                  "Fleet": Fleet Bank, National Association.

                  "French Borrower": any Borrower which is organized under the laws of, and has its principal office in, France.

                  "French Francs": freely transferable lawful money of France.

                  "Funded Debt": at any date of determination, an amount equal to the sum, without duplication, of each of the following: (i) the aggregate funded indebtedness for borrowed money on such date of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, plus (ii) the aggregate Capital Lease Obligations on such date of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, plus (iii) the aggregate guaranty obligations on such date of the Parent Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, solely in respect of any funded indebtedness for borrowed money or any Capital Lease Obligations.

                  "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

                  "German Borrower": any Borrower which is organized under the laws of, and has its principal office in, Germany.

                  "German Marks": freely transferable lawful money of Germany.

                  "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

                  "Guarantor Obligations": as defined in Section 11.1(a).

                  "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business),
(vii) Capital Lease Obligations, and (viii) all Contingent Obligations of such Person in respect of any of the foregoing.

                  "Indemnified Liabilities": as defined in Section 12.5.

                  "Indemnified Person": as defined in Section 12.7.

                  "Indemnified Tax": as to any Person, any Tax imposed on such Person, including any interest, fees or penalties for late payment of such Tax, provided, however, that, for purposes of this definition, "Indemnified Tax" shall not include any Tax on the Income imposed on such Person, including any interest, fees or penalties for late payment of such Tax on the Income.

                  "Indemnified Tax Person": either Agent or any Lender, as the case may be.

                  "Intercompany Disposition": a Disposition by the Parent Borrower or any of its Subsidiaries to the Parent Borrower or any of its Subsidiaries.

                  "Intercompany Indebtedness": loans or advances which are made by the Parent Borrower or any of its direct or indirect Subsidiaries to the Parent Borrower or any of its direct or indirect Subsidiaries.

                  "Interest Payment Date": (i) as to each ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to each Eurodollar Advance, each Core Currency Euro Advance and each Bid Loan, the last day of the Euro Interest Period or the Bid Interest Period, as the case may be, applicable thereto, and, without duplication, (iii) as to each Eurodollar Advance, each Core Currency Euro Advance and each Bid Loan in respect of which the Euro Interest Period or the Bid Interest Period, as the case may be, applicable thereto is greater than three months or 90 days, as the case may be, the last day of each three month or 90-day, as the case may be, interval occurring during such Euro Interest Period or Bid Interest Period, as the case may be.

                  "Investments": as defined in Section 8.6.

                  "Invitation to Bid": an invitation to make Bids in the form of Exhibit J.

                  "Japanese Yen": freely transferable lawful money of Japan.

                  "Judgment Currency": as defined in Section 12.13.

                  "Judgment Currency Conversion Date": as defined in Section 12.13.

                  "Leverage Ratio": at any date of determination, the ratio of
(i) Funded Debt on such date to (ii) Consolidated EBITDA for the period of the four fiscal quarters of the

Parent Borrower ending on such date or, if such date is not the last day of a fiscal quarter of the Parent Borrower, for the period of the immediately preceding four fiscal quarters of the Parent Borrower.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

                  "Loan": a Revolving Credit Loan or a Bid Loan, as the case may be.

                  "Loan Documents": collectively, this Agreement and all agreements, instruments and other documents executed or delivered in connection with any of the foregoing, including any promissory notes executed and delivered pursuant to Section 2.12, in each case as amended, supplemented or otherwise modified from time to time.

                  "Loans": the Revolving Credit Loans and/or the Bid Loans, as the case may be.

                  "Managing Person": with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

                  "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as amended, supplemented or otherwise modified from time to time.

                  "Material Adverse Change": a material adverse change in (i) the condition (financial or otherwise), operations, business or Property of the Parent Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents or (iii) the ability of either Agent or any Lender to enforce any Loan Document.

                  "Material Adverse Effect": a material adverse effect on (i) the condition (financial or otherwise), operations, business or Property of the Parent Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents or (iii) the ability of either Agent or any Lender to enforce any Loan Document.

                  "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Affiliate": any Person other than (i) the Parent Borrower or any direct or indirect Subsidiary thereof, (ii) Bowne Williams Lea International, Inc., (iii) any bank or other financial institution, and (iv) any Governmental Authority.

                  "Non-Core Currencies": collectively, Canadian Dollars, Dutch Guilders, Japanese Yen, Spanish Pesetas, and such other currencies as shall become Non-Core Currencies in accordance with Section 2.10(b).

                  "Non-Extending Lender": as defined in Section 2.11.

                  "Notice of Conversion": a notice substantially in the form of Exhibit D.

                  "Obligation Currency": as defined in Section 12.13.

                  "Operating Entity": any Person or any business or operating unit of a Person which is, or could be, operated separate and apart from (i) the other businesses and operations of such Person, or (ii) any other line of business or business segment.

                  "Organizational Documents": as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

                  "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Code, the funding requirements of which (under such Section 302 or such Section 412) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate.

                  "Permitted Lien": a Lien permitted to exist under Section 8.2.

                  "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

                  "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, or Pricing Level IV, as applicable.

                  "Pricing Level I": any time when the Leverage Ratio is less than or equal to 1.50:1.00.

                  "Pricing Level II": any time when the Leverage Ratio is greater than 1.50:1.00 but less than or equal to 2.00:1.00.

                  "Pricing Level III": any time when the Leverage Ratio is greater than 2.00:1.00 but less than or equal to 2.50:1.00.

                  "Pricing Level IV": any time when the Leverage Ratio is greater than 2.50:1.00.

                  "Prohibited Transaction": a transaction which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under
Section 4975 of the Code or Section 408 of ERISA.

                  "Property": all types of real, personal, tangible, intangible or mixed property.

                  "Proposed Lender": as defined in Section 3.11.

                  "Reference Lenders": collectively, Fleet and Bank of Montreal.

                  "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulatory Change": (i) the introduction of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

                  "Relevant Date": (i) in the case of each Lender listed on the signature pages hereof, the Effective Date and (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement or other document pursuant to which it became a Lender.

                  "Reportable Event": with respect to any Pension Plan, any event set forth in Section 4043(b) of ERISA or the regulations thereunder (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations).

                  "Required Lenders": at any time prior to the Commitment Termination Date, Lenders having Commitment Amounts greater than or equal to 51% of the Aggregate Commitment Amount and, at all other times, Lenders having Loans outstanding greater than or equal to 51% of the Aggregate Credit Exposure.

                  "Required Payment": as defined in Section 3.9.

                  "Revolving Credit Exposure": with respect to any Lender, as of any date of determination, the sum as of such date of the outstanding principal amount of such Lender's Loans (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof).

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

                  "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                  "Spanish Pesetas": freely transferable lawful money of Spain.

                  "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Documentation Agent.

                  "Sterling Borrower": any Borrower which is organized under the laws of, and has its principal office in, the United Kingdom.

                  "Sterling Pounds": freely transferable lawful money of the United Kingdom.

                  "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the managing Person thereof, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses thereof, however determined.

                  "Subsidiary Borrower Obligations": at any time and with respect to any Subsidiary Borrower, the principal amount outstanding at such time of the Loans made to such Subsidiary Borrower, together with all accrued interest thereon and all other sums due and owing at such time from such Subsidiary Borrower under the Loan Documents.

                  "Super-majority Lenders": at any time prior to the Commitment Termination Date, Lenders having Commitment Amounts greater than 85% of the Aggregate Commitment Amount and, at all other times, Lenders having Loans outstanding greater than 85% of the Aggregate Credit Exposure.

                  "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

                  "Tax on the Income": as to any Person, a Tax constituting an income tax or franchise tax on all or part of the net income or net profits of such Person, or representing interest, fees or penalties for late payment of such an income tax or such a franchise tax, in each case imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender, any jurisdiction in which such Person is deemed to be doing business.

                  "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

                  "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "United States": the United States of America (including the States thereof and the District of Columbia).

                  "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Parent Borrower and its Consolidated subsidiaries, provided that prior to the date such Statement is applicable to the Parent Borrower, such amount shall be based on an estimate made in good faith of such transition obligation.

         1.2.     Principles of Construction

                  (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                  (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Administrative Agent, the Lenders and the Parent Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                  (d) The phrase "may not" is prohibitive and not permissive.

                  (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                  (f) Unless specifically provided in a Loan Document to the contrary, any reference to a time shall refer to such time in New York.

                  (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  (h) The words "include" and "including", when used in each Loan Document, shall mean that the same shall be included "without limitation", unless otherwise expressly provided therein.


2.       AMOUNT AND TERMS OF LOANS

         2.1.     Revolving Credit Loans

                  (a) Subject to the terms and conditions hereof, each Lender severally agrees from time to time during the Commitment Period to make revolving credit loans to one or more of the Borrowers in the Core Currencies (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans"), provided, however, that:

                           (i) immediately after giving effect thereto, (A) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount, and (B) with respect to each Lender, such Lender's Revolving Credit Exposure shall not exceed such Lender's Commitment Amount, and

                           (ii) such Revolving Credit Loan, (A) if to be made in Dollars (each a "Dollar Revolving Credit Loan"), shall be made to any Borrower, (B) if to be made in French Francs, shall be made to a French Borrower or any Domestic Borrower,
                  (C) if to be made in German Marks, shall be made to a German Borrower or any Domestic Borrower, and (D) if to be made in Sterling Pounds, shall be made to a Sterling Borrower or any Domestic Borrower.

During the Commitment Period, the Borrowers may borrow, prepay in whole or in part and reborrow Revolving Credit Loans under the Commitments, all in accordance with the terms and conditions of this Agreement.

                  (b) Subject to the provisions of Sections 2.3 and 3.3, Dollar Revolving Credit Loans may be made as (i) one or more ABR Advances, (ii) one or more Eurodollar Advances, or (iii) a combination thereof. Each Revolving Credit Loan, together with all accrued and unpaid interest thereon, shall mature and be due and payable on the Commitment Termination Date or such earlier date upon which the Commitments shall have been terminated in accordance herewith.

         2.2.     Minimum Amount of Each Borrowing

                  (a) Notwithstanding anything to the contrary contained herein, (i) each ABR Advance made on a Borrowing Date shall not be less than $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof,
(ii) each Eurodollar Advance made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Euro Interest Period as such first Eurodollar Advance shall not be less than $5,000,000 or such amount plus a whole mul-tiple of $1,000,000 in excess thereof, and (iii) each Core Currency Euro Advance made on a Borrowing Date, when aggregated with all amounts to be converted to a Core Currency Euro Advance on such date and having the same Euro Interest Period, and being denominated in the same Currency, as such first Core Currency Euro Advance shall not be less than an amount in such Currency having a Dollar Equivalent of approximately $5,000,000 or such amount plus an amount in such Currency having a Dollar Equivalent of a whole multiple of approximately $1,000,000 in excess thereof.

                  (b) At no time shall the aggregate outstanding number (whether as a result of borrowings or conversions), of (i) all Eurodollar Advances exceed ten and (ii) all Core Currency Euro Advances exceed ten, in each case unless otherwise agreed to by the Administrative Agent.

         2.3.     Borrowing Request - Revolving Credit Loans

                  (a) Whenever a Borrower desires to borrow Revolving Credit Loans hereunder, such Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, shall notify the Administrative Agent, which notice shall be irrevocable, no later than (i) 10:00 a.m. on the proposed Borrowing Date, in the case of ABR Advances, and (ii) 11:00 a.m. three Core Currency Business Days prior to the proposed Borrowing Date, in the case of Eurodollar Advances and Core Currency Euro Advances, specifying (A) the proposed Borrowing Date, (B) whether the borrowing is to be of one or more ABR Advances, one or more Eurodollar Advances, one or more Core Currency Euro Advances, or a combination thereof, and the amount of each thereof (stated in the applicable Currency), and (C) the Euro Interest Period for each Eurodollar Advance and each Core Currency Euro Advance, which notice shall be promptly confirmed by delivery to the Administrative Agent of a Borrowing Request. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of such borrowing request.

         2.4.     Bid Loans; Procedure

                  (a) Each Borrower may, provided that no Default shall have occurred and be continuing, request Bids for one or more Bid Loans denominated in any Currency during the Commitment Period by delivering, or, if such Borrower is a Subsidiary Borrower, causing the Parent Borrower to deliver, on behalf of such Borrower, by hand or facsimile to the Administrative Agent a duly completed Bid Request not later than 12:00 noon, (i) four Core Currency Business Days, in the case of Core Currency Index Rate Bid Loans, and (ii) two Business Days, in all other cases, before the proposed Borrowing Date therefor. A request for Bids that does not conform substantially to the format of Exhibit I may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower and, if such Borrower is a Subsidiary Borrower, the Parent Borrower of such rejection by facsimile. Each Bid Request shall specify (A) the amount of each Bid Loan (stated in the applicable Currency) and, if applicable, its nature as a Core Currency Index Rate Bid Loan, (B) the proposed Borrowing Date therefor, and (C) the Bid Interest Period or Bid Interest Periods (which shall not exceed three different Bid Interest Periods in a single Bid Request), with respect thereto. Promptly after its receipt of each Bid Request that is not rejected as aforesaid, the Administrative Agent shall send to each Lender an Invitation to Bid, appropriately completed by the Administrative Agent with reference to such Bid Request.

                  (b) Each Lender may, in its sole and absolute discretion, make one or more Bids in response to an Invitation to Bid. Each Bid by a Lender must be received by the Administrative Agent not later than 9:30 a.m., (i) three Core Currency Business Days, in the case of Core Currency Index Rate Bid Loans, and (ii) one Business Day, in all other cases, before the proposed Borrowing Date for a proposed Bid Loan. Bids to make Bid Loans that do not conform substantially to the format of Exhibit K may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the applicable Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Bid shall be irrevocable and shall specify (A) whether the Bid Loan that the Lender is willing to make to the applicable Borrower is to be a Core Currency Index Rate Bid Loan, (B) the amount (stated in the applicable Currency and which (1) shall be in a minimum principal amount of $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof (or, in the case of Alternate Currency Bid Loans, an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $1,000,000 or such amount plus an amount in the applicable Alternate Currency having a Dollar Equivalent of a whole multiple of approximately $100,000 in excess thereof), and (2) may equal the entire principal amount requested by such Borrower) of such Bid Loan, (C) the Bid Rate with respect to such Bid Loan, and
(D) the Bid Interest Period with respect to such Bid Loan and the last day thereof. If any Lender shall elect not to make a Bid, such Lender shall so notify the Administrative Agent by facsimile not later than not later than 9:30 a.m., (I) three Core Currency Business Days, in the case of Core Currency Index Rate Bid Loans, and (II) one Business Day, in all other cases, before the proposed Borrowing Date therefor, provided, however, that the failure by any Lender to give any such notice shall not obligate such Lender to make any Bid Loan in connection with the relevant Bid Request.

                  (c) With respect to each Invitation to Bid sent to the Lenders, the Administrative Agent shall (i) promptly notify the applicable Borrower and, if such Borrower is a Subsidiary Borrower, the Parent Borrower by facsimile of each Bid made, the amount (stated in the applicable Currency) of the Bid Loan offered thereby and its nature, if applicable, as a Core Currency Index Rate Loan, the Bid Rate applicable thereto, and the identity of the Lender that made such Bid, and (ii) send a list of all Bids to such Borrower and, if such Borrower is a Subsidiary Borrower, the Parent Borrower for their respective records as soon as practicable after completion of the bidding process. Each notice and list sent by the Administrative Agent pursuant to this Section 2.4(c) shall list the Bids in ascending yield order.

                  (d) The applicable Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.4(d), accept or reject any Bid made in accordance with the procedures set forth in this Section 2.4, and such Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, shall notify the Administrative Agent by telephone, confirmed by facsimile in the form of a Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Bids, not later than 10:30 a.m., (i) three Core Currency Business Days, in the case of Core Currency Index Rate Loans, and (ii) one Business Day, in all other cases, before the proposed Borrowing Date therefor, provided, however, that the failure by such Borrower or the Parent Borrower, on behalf of such Borrower, as the case may be, to give such notice shall be deemed to be a rejection of all such Bids. In connection with each acceptance of one or more Bids by such
Borrower:

                  (A) such Borrower shall not accept a Bid made at a particular Bid Rate if it has decided to reject any other Bid made at a lower Bid Rate and having the same Bid Interest Period as such Bid,

                  (B) the aggregate amount of the Bids accepted by such Borrower shall not exceed the principal amount specified in the Bid Request therefor (determined, in the case of each Alternate Currency Bid Loan, on the basis of the Dollar Equivalent thereof),

                  (C) if such Borrower shall desire to accept a Bid made at a particular Bid Rate and having a particular Bid Interest Period, it must accept all other Bids made at such Bid Rate and having such Bid Interest Period, provided, however, that if the acceptance of all such other Bids would cause the aggregate amount of all such accepted Bids to exceed the amount requested (determined, in the case of each Alternate Currency Bid Loan, on the basis of the Dollar Equivalent thereof), then such acceptance shall be made pro rata in accordance with the amount of each such Bid at such Bid Rate and having such Bid Interest Period, and

                  (D) except pursuant to Section 2.4(d)(C), no Bid shall be accepted unless the Bid Loan with respect thereto shall be in (1) a minimum principal amount of $1,000,000, or such amount plus a whole multiple of $100,000 in excess thereof (or, in the case of Alternate Currency Bid Loans, an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $1,000,000, or such amount plus an amount in the applicable Alternate Currency having a Dollar Equivalent of a whole multiple of approximately $100,000 in excess thereof), or (2) if less, an aggregate principal amount equal to the excess of the Aggregate Commitment Amount over the outstanding principal amount of all Loans (determined, in the case of each Alternate Currency Bid Loan, on the basis of the Dollar Equivalent thereof).

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether or not each Bid of such Lender has been accepted (and, if so, in what amount) by facsimile sent by the Administrative Agent, and, if such Bid has been accepted by the applicable Borrower, in whole or in part, such bidding Lender shall, after its receipt of such notice, make funds available in respect of such Bid in accordance with Section 2.5(b). Notwithstanding anything to the contrary contained herein, no Lender shall be obligated to make a Bid Loan if, immediately after making such Bid Loan, the Aggregate Credit Exposure would exceed the Aggregate Commitment Amount.

                  (f) A Bid Request in respect of any Currency shall not be made within five Business Days or five Core Currency Business Days, as the case may be, after the date of any previous Bid Request in respect of such Currency, unless the applicable Borrower has accepted one or more Bids pursuant to a Bid Request in respect of such Currency made within such five Business Days or five Core Currency Business Days, as the case may be.

                  (g) If the Administrative Agent shall elect to submit a Bid in its capacity as a Lender, it shall submit such bid directly to the applicable Borrower and, if such Borrower is a Subsidiary Borrower, the Parent Borrower fifteen minutes earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to
Section 2.4(b).

                  (h) All notices required by this Section 2.4 shall be given in accordance with Section 12.2.

                  (i) Each Bid Loan shall be due and payable on the last day of the Bid Interest Period applicable thereto.

         2.5.     Disbursement of Funds

                  (a) Revolving Credit Loans. No later than 12:00 noon (local time in the city in which the proceeds thereof are to be made available in accordance with the terms hereof, in the case of an Alternate Currency Revolving Credit Loan, and New York City time, in the case of a Dollar Revolving Credit Loan) on the Borrowing Date specified in the Borrowing Request therefor, each Lender will make available its Commitment Percentage of the Revolving Credit Loans requested to be made on such Borrowing Date in the applicable Currencies. All such Revolving Credit Loans shall be made available in immediately available funds at the applicable Agent Payment Office, and the Administrative Agent will make available to the applicable Borrower at such Agent Payment Office, in the applicable Currencies, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:00 p.m. (local time in the city in which the proceeds thereof are to be made available in accordance with the terms hereof, in the case of an Alternate Currency Revolving Credit Loan, and New York City time, in the case of a Dollar Revolving Credit Loan) on such Borrowing Date and to the extent of funds actually received by the Administrative Agent.

                  (b) Bid Loans. Subject to Section 2.4(e), with respect to any Bid of any Lender, if such Lender shall have received notice from the Administrative Agent in accordance with such Section that such Bid has been accepted by the applicable Borrower, and if such Bid has been accepted by such Borrower, in whole or in part, then such Lender shall make immediately available funds in the applicable Currency and in the amount in which such Bid was so accepted available, (i) in the case of Dollar Bid Loans, to the Administrative Agent at the applicable Agent Payment Office, and (ii) in the case of Alternate Currency Bid Loans, (A) directly to such Borrower, or (B) upon the occurrence and during the continuance of an Event of Default, if directed by the Required Lenders and with the consent of the Administrative Agent, to the Administrative Agent at the applicable Agent Payment Office, in each case no later than 12:00 noon (local time in the city in which such funds are to be made available in accordance with the terms hereof) on the proposed Borrowing Date. The Administrative Agent will make available to such Borrower at the applicable Agent Payment Office, in the applicable Currency, and in immediately available funds, the aggregate of the amount so made available by such Lender prior to 2:00 p.m. (such local time) on such Borrowing Date and to the extent of funds actually received by the Administrative Agent.

                  (c) Failure to Fund. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) that such Lender will not make available to the Administrative Agent the amount of (i) such Lender's Commitment Percentage of the Revolving Credit Loans to be made on a Borrowing Date or (ii) to the extent required by Section 2.5(b), any Bid Loan to be made on a Borrowing Date, as the case may be, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, provided that such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Administrative Agent, such Lender and such Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of such Borrower, the applicable interest rate set forth in
Section 3.1 and, in the case of such Lender, the Federal Funds Rate (or, in the case of each Alternate Currency Loan, a rate determined by the Administrative Agent to be reflective of the all- in cost of funds of the Administrative Agent to fund such Alternate Currency Loan). Any such payment by such Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of such Revolving Credit Loans, or such Lender's Bid Loan, as the case may be, for purposes of this Agreement, which Revolving Credit Loan or Bid Loan, as the case may be, shall be deemed to have been made by such Lender on the applicable Borrowing Date.

                  (d) Borrower Accounts. Each Loan made to a Borrower shall be made to its applicable payment account specified on Exhibit P or the Borrower Addendum, if any, executed and delivered with respect to such Borrower pursuant to Section 2.10, as the case may be, or such other account which it may from time to time specify by written notice to the Administrative Agent and the Lenders.

         2.6.     Payments

                  (a) Loans and Fees. Except as otherwise specifically provided herein, each payment, including each prepayment, of principal and interest on the Loans and the

Facility Fee shall be made by the Borrowers to the Administrative Agent at the applicable Agent Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 noon (local time in the city in which such Agent Payment Office is located) on the due date for such payment, provided, however, that unless an Event of Default has occurred and is continuing and the Required Lenders have directed the Administrative Agent and the Borrowers to the contrary, and the Administrative Agent shall have consented thereto, each payment, including each prepayment, of principal and interest on the Alternate Currency Bid Loans shall be made directly by the applicable Borrower to the applicable Lender by 12:00 noon (local time in the city in which such payment is to be made in accordance with the terms hereof), and such Lender and such Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, shall promptly notify the Administrative Agent of the date and amount of such payment. Subject to Section 9.2(b), promptly upon receipt by the Administrative Agent of each payment, including each prepayment, pursuant to this Section, the Administrative Agent shall remit such payment in like funds as received as follows: (i) in the case of the Facility Fee, to each Lender according to its Commitment Percentage, and (ii) in the case of principal and interest on the Loans, to each Lender pro rata according to the amount of principal or interest, as the case may be, which is then due and payable.

                  (b) Late Payments. The failure of the applicable Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 2:00 p.m. (local time in the city in which such payment is to be made in accordance with the terms hereof) on such due date shall be deemed to have been made on the next Business Day or Core Currency Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the applicable Loans.

                  (c) Alternate Currencies. Notwithstanding anything to the contrary contained in any Loan Document, each payment (including each prepayment) of principal and interest on each Alternate Currency Loan shall be made solely in the Currency in which such Alternate Currency Loan is denominated.

                  (d) Extension of Due Dates. If any payment hereunder or under the Loans shall be due and payable on a day which is not a Business Day or a Core Currency Business Day, as the case may be, the due date thereof (except as otherwise provided herein) shall be extended to the next Business Day or Core Currency Business Day, as the case may be, and (except with respect to payments in respect of the Facility Fee) interest shall be payable at the applicable rate specified herein during such extension.

         2.7.     Termination or Reduction of Commitments

                  (a)      Voluntary Reductions. Except as otherwise provided in
Section 2.11(b), the Parent Borrower shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, (i) at any time when there shall be no Loans outstanding, to terminate the Commitments of all Lenders, or (ii) at any time and from time to time when the Aggregate Commitment Amount shall exceed the aggregate outstanding principal amount of all Loans (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof), to reduce permanently the Aggregate Commitment Amount by a sum not greater than the amount of such excess, provided, however, that each partial reduction shall be in an amount equal to $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (b) In General. Except as otherwise provided in Section 2.11(b), each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by a sum equal to such Lender's Commitment Percentage of the amount of such reduction.

         2.8.     Prepayments of the Loans

                  (a) Voluntary Prepayments. Each Borrower may, at its option, prepay the Revolving Credit Loans made to such Borrower, without premium or penalty (but subject to Section 3.4), in full at any time or in part from time to time, in each case by notifying, or, if such Borrower is a Subsidiary Borrower, causing the Parent Borrower, on behalf of such Borrower, to notify, the Administrative Agent in writing at least one Business Day, in the case of a prepayment of an ABR Advance, and three Core Currency Business Days, in the case of a prepayment of a Eurodollar Advance or a Core Currency Euro Advance, in each case prior to the proposed prepayment date, specifying, with respect to each Advance to be prepaid, the amount to be prepaid (stated in the applicable Currency) and the date of prepayment. Each such notice given by a Borrower or the Parent Borrower, on behalf of such Borrower, as the case may be, pursuant to this Section 2.8(a) shall be irrevocable. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment pursuant to this Section 2.8(a) shall be (i) in the case of ABR Advances, in a minimum amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, and (ii) in the case of Eurodollar Advances, in a minimum amount of $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, and (iii) in the case of Core Currency Euro Advances, in a minimum amount in the applicable Currency having an Alternate Currency Equivalent of approximately $ 5,000,000 or such amount plus an amount in the applicable

Currency having an Alternate Currency Equivalent of a whole multiple of approximately $1,000,000 in excess thereof. Except as otherwise permitted by Sections 2.8(b) or 3.7, no Borrower shall, or shall be permitted to, prepay any Bid Loan without the prior consent of the applicable Lender.

                  (b) Aggregate Credit Exposure Prepayments. If, on the last day of any calendar quarter, the Aggregate Credit Exposure shall exceed an amount equal to 105% of the Aggregate Commitment Amount, then the Borrowers shall prepay the Loans on such day such that, immediately after giving effect thereto, the Aggregate Credit Exposure shall not exceed an amount equal to 105% of the Aggregate Commitment Amount.

                  (c) In General. Simultaneously with each prepayment hereunder, the Borrowers shall prepay all accrued and unpaid interest on the amount prepaid through the date of prepayment.

         2.9.     Use of Proceeds

                  Each Borrower agrees that the proceeds of the Loans shall be used solely, directly or indirectly, (i) to repay the Existing Indebtedness, and
(ii) for the general corporate purposes of the Parent Borrower and its Subsidiaries, including acquisitions and transaction fees and expenses (including the Facility Fee). Notwithstanding anything to the contrary contained in any Loan Document, each Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

         2.10. Addition and Removal of Subsidiary Borrowers; Addition of Non-Core Currencies

                  (a)      Addition and Removal of Subsidiary Borrowers

                           (i)      Addition of Subsidiary Borrowers. Provided
that no Default has occurred and is then continuing, the Parent Borrower may from time to time direct that any of its Subsidiaries which is not then a Subsidiary Borrower become a Subsidiary Borrower by submitting a Borrower Addendum to the Administrative Agent with respect to such Subsidiary, together with (A) a certificate, dated the date of such Borrower Addendum, of the Secretary or Assistant Secretary of such Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Subsidiary had become a party hereto on the Effective Date, and (B) an opinion of counsel (including, in the case of a foreign Subsidiary, an opinion of foreign local counsel) to such Subsidiary in all respects reasonably satisfactory to the Administrative Agent, provided that, to the extent that any such certificate, attachment or opinion is not in English, it shall be accompanied by a certified English translation thereof. Upon receipt of such Borrower Addendum and all of the supporting items referred to in clauses (A) and (B) of this Section 2.10(a)(i), the Administrative Agent shall confirm such Borrower Addendum by signing a copy thereof and shall deliver a copy thereof to the Parent Borrower and each Lender, at which time such Subsidiary shall become a "Subsidiary Borrower" hereunder.

                           (ii)     Removal of Subsidiary Borrowers. The Parent
Borrower may from time to time direct that any Subsidiary Borrower cease to be a Subsidiary Borrower by submitting written notice thereof to the Administrative Agent. Upon receipt of such notice, the Administrative Agent shall confirm such notice by signing a copy thereof and shall deliver a copy thereof to the Parent Borrower and each Lender, at which time such Subsidiary Borrower shall cease to be a "Subsidiary Borrower" hereunder, provided that, immediately after giving effect thereto, the Subsidiary Borrower Obligations of such Subsidiary Borrower shall have been paid in full.

                  (b) Addition of Non-Core Currencies. Provided that no Default has occurred and is then continuing, the Parent Borrower may from time to time request that any currency which is not then a Non-Core Currency become a Non-Core Currency by submitting a Currency Addendum with respect to such currency to the Administrative Agent. Upon receipt of such Currency Addendum, the Administrative Agent shall confirm such Currency Addendum by signing a copy thereof and shall deliver a copy thereof to the Parent Borrower, each Lender and each Reference Lender. In the event that both Reference Lenders consent (which consent shall not be unreasonably withheld) to such currency becoming a Non-Core Currency in a writing delivered to the Administrative Agent and the Parent Borrower, then such currency shall become a "Non-Core Currency".

         2.11.    Extension of Commitment Termination Date

                  (a) Provided that no Default shall exist, the Parent Borrower may request that the Commitment Termination Date be extended for additional years (but in no event by more than one year per request) by giving written notice thereof (each an "Extension Request") to the Administrative Agent at any time (but in no event more than 120 days but not less than 90 days prior to the then current Commitment Termination Date) and, upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Subject to Section 2.11(b), the then current Commitment Termination Date shall not be extended unless and until each Lender, in its sole and absolute discretion, shall have consented in writing to such request, in which event such then current Commitment Termination Date shall be extended to the day which is one year after the then current Commitment Termination Date, provided that if such day is not a Business Day, then such then current Commitment Termination Date shall be extended to the immediately preceding Business Day. Subject to Section 2.11(b), in the event that any Lender shall not have granted its consent to an Extension Request, the then current Commitment Termination Date shall remain in effect. Each Lender shall respond to each Extension Request by no later than the 30th day following the date of the relevant Extension Request (each an "Expiration Date"), provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto. In the event that any Lender declines to grant an Extension Request, the Administrative Agent shall notify the Parent Borrower of the name of each such Lender.

                  (b) Notwithstanding any provision of Section 2.11(a) to the contrary, in the event that Lenders having Commitment Amounts equal to or more than 51% of the Aggregate Commitment Amount desire to extend the Commitment Termination Date pursuant to Section 2.11(a) (collectively, the "Continuing Lenders"), the Parent Borrower shall have the right, provided that no Default shall have occurred and be continuing, to replace or remove any Lender that does not desire to extend the Commitment Termination Date (each a "Non-Extending Lender") by giving the Administrative Agent notice, no later than 20 days after the relevant Expiration Date, of its intent to extend the Commitment Termination Date. On or prior to the then current Commitment Termination Date, the Parent Borrower shall, with respect to each Non-Extending Lender, either (i) reduce the Aggregate Commitment Amount to an amount equal to the aggregate Commitment Amounts of the Continuing Lenders and pay or cause to be paid to the Administrative Agent for the account of such Non-Extending Lender all principal, interest, fees and other amounts accrued or owing to such Non-Extending Lender under the Loan Documents (in which case, the Commitment of such Non-Extending Lender shall automatically terminate), or (ii) replace such Non-Extending Lender. In the event of a replacement of a Non-Extending Lender, such Non-Extending Lender agrees to assign, without recourse, representation or warranty, all of its rights and obligations under the Loan Documents, with the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), to one or more Extending Lenders in such percentages as shall be determined by the Parent Borrower, upon payment by such Extending Lender(s) to such Non-Extending Lender of all principal, interest, fees and other amounts accrued or owing to such Non-Extending Lender under the Loan Documents. In the event that the Parent Borrower shall have elected to replace or remove a Lender pursuant to this Section 2.11(b), then, on the date, if any, upon which all of the Parent Borrower's obligations under this Section 2.11(b) shall have been satisfied, the then current Commitment Termination Date shall be extended to the day which is one year thereafter, provided, however, that (A) if such day is not a Business Day, then such then current Commitment Termination Date shall be extended to the immediately preceding Business Day, and (B) if the Parent Borrower shall not have satisfied such obligations on or prior to the then current Commitment Termination Date, then such Commitment Termination Date shall not be extended.

         2.12.    Records

                  (a) Lender's Records. Each Lender will note on its internal records with respect to each Loan made by it: (i) the date of such Loan and the identity of the Borrower to whom such Loan was made, (ii) whether such Loan is a Revolving Credit Loan or a Bid Loan, (iii) in the case of a Revolving Credit Loan, (A) whether such Loan is comprised of one or more ABR Advances, one or more Eurodollar Advances, one or more Core Currency Euro Advances, or a combination thereof, and the amount of each thereof (stated in the applicable Currency), and (B) the interest rate (without regard to the Applicable Margin) and the Euro Interest Period applicable to each Eurodollar Advance and each Core Currency Euro Advance, (iv) in the case of a Bid Loan, (A) whether such Loan is a Core Currency Index Rate Bid Loan, (B) the amount thereof (stated in the applicable Currency), and (C) the interest rate and the Bid Interest Period applicable thereto, and (v) each payment and prepayment of the principal of such Loan.

                  (b) Administrative Agent's Records. The Administrative Agent shall keep records regarding the Loans and the Loan Documents in accordance with its customary procedures for agented credits.

                  (c) Prima Facie Evidence. The entries made in the records maintained pursuant to Sections 2.12(a) and (b) shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrowers recorded therein; provided that the failure of the Administrative Agent or any Lender, as the case may be, to make any notation on its records shall not affect the respective obligations of the Credit Parties in respect of the Loan Documents.

                  (d) Notes. Upon the request of any Lender to the Administrative Agent and the Parent Borrower, with respect to any Loan made by such Lender, the Parent Borrower agrees to execute and deliver (or cause the applicable Subsidiary Borrower to execute and deliver), at such Lender's own cost and expense, to the Administrative Agent

(for delivery to such Lender) a promissory note of the applicable Borrower evidencing such Loan, substantially in the form of Exhibits Q-1 or Q-2, as the case may be, payable to the order of such Lender and dated the Effective Date.


3.       INTEREST, FEES, CONVERSIONS AND YIELD PROTECTIONS

         3.1.     Interest Rates and Payment Dates

                  (a)      Prior to Maturity. Except as otherwise provided in
Section 3.1(b), prior to maturity, the Loans shall bear interest on the outstanding principal amount thereof at the applicable interest rate or rates per annum set forth below:

         ADVANCES/LOANS                                   RATE
         --------------                                   ----
         Each ABR Advance                   Alternate Base Rate.

         Each Eurodollar Advance            Eurodollar Rate applicable thereto plus
                                            the Applicable Margin.

         Each Core Currency Euro Advance    Core Currency Euro Rate applicable
                                            thereto plus the Applicable Margin.

         Each Bid Loan                      Bid Rate applicable thereto.

                  (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or (b), the unpaid principal amount of any overdue Loans shall bear interest payable on demand at a rate per annum (whether before or after the entry of a judgment thereon) equal to (i) in the case of each Dollar Bid Loan, 2% plus the Alternate Base Rate,
(ii) in the case of each Alternate Currency Bid Loan, 2% plus the rate determined by the applicable Lender to be reflective of the all-in cost of funds to such Lender with respect thereto, and (iii) in all other cases, 2% plus the rate which would otherwise be applicable under Section 3.1(a), and any overdue interest or other overdue amount payable under the Loan Documents shall bear interest (whether before or after the entry of a judgment thereon) payable on demand at a rate per annum equal to 2% plus the Alternate Base Rate.

                  (c) In General. Interest on all Loans shall be calculated on the basis of a 360-day year, except that interest on Core Currency Euro Advances denominated in Sterling Pounds and Bid Loans denominated in Canadian Dollars shall be calculated on the basis of a 365 or 366-day year (as the case may be), in each case for the actual number of days elapsed. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. Each determination of a rate of interest by the Administrative Agent, Fleet or any Reference Lender, as the case may be, pursuant to the Loan Documents shall be conclusive and binding on all parties hereto absent manifest error.

                  (d) If at any time either Reference Lender shall for any reason cease to be a Lender, such Reference Lender shall thereupon cease to be a Reference Lender, and the Parent Borrower shall promptly appoint from among the Lenders a successor Reference Lender reasonably acceptable to the Administrative Agent. Upon the acceptance of any appointment as Reference Lender by a successor Reference Lender, such successor Reference Lender shall automatically become a "Reference Lender", and the Parent Borrower shall promptly notify the other Borrowers and the Lenders thereof. Each Reference Lender shall use its best efforts to furnish all quotations and other information, and to make all determinations, in each case as contemplated to be furnished or made by it under the Loan Documents, on a timely basis. To the extent that, for any reason, such information shall not have been furnished, and such determinations shall not have been made, by any Reference Lender, then the other Reference Lender (or, in the event that there is no other Reference Lender, the Administrative Agent) shall furnish such information and make such determinations, and the Administrative Agent shall promptly notify the Borrowers and the Lenders thereof.

         3.2.     Fees

                  (a) Facility Fee. The Parent Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Facility Fee"), during the Commitment Period, at a rate per annum equal to the Applicable Fee Percentage on the average daily Aggregate Commitment Amount, regardless of usage. The Facility Fee shall be payable (i) quarterly in arrears on the last day of each March, June, September and December during the Commitment Period, commencing on the first such day following the Effective Date, (ii) on the date of any reduction in the Aggregate Commitment Amount (to the extent of the amount which shall have accrued on the amount of such reduction), and (iii) on the Commitment Termination Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

                  (b) Agents' Fees. The Parent Borrower agrees to pay to each Agent, for its own account, such other fees, if any, as have been agreed to in writing by the Parent Borrower and such Agent.

         3.3.     Conversions

                  (a) Each applicable Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving, or, if such Borrower is a Subsidiary Borrower, by causing the Parent Borrower, on behalf of such Borrower, to give, the Administrative Agent at least two Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto, except as otherwise provided in Section 3.7. In addition, each applicable Borrower may elect from time to time to convert (i) ABR Advances to Eurodollar Advances, (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Euro Interest Period therefor, and (iii) Core Currency Euro Advances to new Core Currency Euro Advances in the same applicable Currency by selecting a new Euro Interest Period therefor, in each case by giving, or, if such Borrower is a Subsidiary Borrower, by causing the Parent Borrower, on behalf of the Borrower, to give, the Administrative Agent at least three Core Currency Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Euro Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Core Currency Business Day and, except as otherwise provided in Section 3.7, any such conversion of Eurodollar Advances to new Eurodollar Advances or Core Currency Euro Advances to new Core Currency Euro Advances, as the case may be, shall only be made on the last day of the Euro Interest Period applicable to the Eurodollar Advances or Core Currency Euro Advances, as the case may be, which are to be converted to such new Eurodollar Advances or such new Core Currency Euro Advances, as the case may be. Each such notice shall be irrevocable and shall be promptly confirmed by delivery to the Administrative Agent of a Notice of Conversion. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of each such election. Advances may be converted pursuant to this
Section in whole or in part, provided that (A) the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Euro Interest Period as such first Eurodollar Advance, shall equal no less than $5,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, and (B) the amount to be converted to each Core Currency Euro Advance, when aggregated with any Core Currency Euro Advance to be made on such date in accordance with Section 2.3 and having the same Euro Interest Period, and being denominated in the same applicable Currency, as such first Core Currency Euro Advance, shall equal no less than an amount in such Currency having a Dollar Equivalent of approximately $5,000,000 or such amount plus an amount in such Currency having a Dollar Equivalent of a whole multiple of approximately $1,000,000 in excess thereof.

                  (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, no Borrower shall have the right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance, provided that the Required Lenders shall have notified the Parent Borrower that such right to elect shall not then be permitted. In such event, except as otherwise provided in Section 3.7, (i) each ABR Advance shall be automatically continued as an ABR Advance, (ii) each Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Euro Interest Period applicable thereto, and (iii) each Core Currency Euro Advance shall, on the last day of the Euro Interest Period applicable thereto, be automatically converted to a new Core Currency Euro Advance in the same applicable Currency with a one month Euro Interest Period.

                  (c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance, new Eurodollar Advance or new Core Currency Euro Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

                  (d) Notwithstanding anything to the contrary contained in any Loan Document, if the applicable Borrower and, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, shall have failed, for any reason, to elect a Eurodollar Advance or Core Currency Euro Advance, as the case may be, under Sections 2.3 or 3.3, as the case may be, in connection with any borrowing of new Loans or expiration of a Euro Interest Period with respect to any existing Eurodollar Advance or Core Currency Euro Advance, as the case may be, the amount of the Loans subject to such borrowing or such existing Eurodollar Advance or Core Currency Euro Advance, as the case may be, shall, except as otherwise provided in Section 3.7, thereafter be (i) in the case of a Eurodollar Advance, an ABR Advance, and (ii) in the case of a Core Currency Euro Advance, a new Core Currency Euro Advance in the same applicable Currency with a one month Euro Interest Period, in each case until such time, if any, as such Borrower shall elect a new Eurodollar Advance or Core Currency Euro Advance, as the case may be, pursuant to Section 3.3.

         3.4.     Indemnification for Loss

                  Notwithstanding anything contained herein to the contrary, (i) if any Borrower shall fail for any reason to borrow or convert from or into any Fixed Rate Loan on the date specified therefor in the applicable Borrowing Request, Notice of Conversion, or Bid, as the case may be, or (ii) if any Fixed Rate Loan to such Borrower shall terminate for any reason prior to the last day of the Euro Interest Period or Bid Interest Period, as the case may be, applicable thereto, or (iii) if such Fixed Rate Loan is repaid or prepaid, in whole or in part, for any reason prior to the last day of the Euro Interest Period or Bid Interest Period, as the case may be, applicable thereto, such Borrower agrees to indemnify each applicable Lender against, and to pay on demand directly to such Lender the amount (which demand shall be accompanied by a statement setting forth the calculations of such amount in reasonable detail which statement shall be conclusive absent manifest error) equal to any reasonable loss or out-of-pocket expense (excluding loss of margin) suffered by such Lender as a result of such failure to borrow or convert or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of its Fixed Rate Loans to such Borrower, or redeploying funds prepaid or repaid, in amounts which correspond to such Fixed Rate Loans, and any internal processing charge customarily charged by such Lender in connection therewith.

         3.5.     Capital Adequacy

                  If the amount of capital required to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender shall have determined that such Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or such Control Person of the Loans or Commitments made or maintained by such Lender to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then the Parent Borrower agrees to pay to such Lender or such Control Person, as the case may be, within ten days after demand by such Lender, such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction (which demand shall be accompanied by a statement setting forth the calculations of such additional amount or amounts in reasonable detail which statement shall be conclusive absent manifest error). Notwithstanding anything to the contrary herein, no amount shall be required to be paid pursuant to this Section to the extent that such amount shall have been incurred by the applicable Lender or applicable Control Person, as the case may be, or shall otherwise relate to any reduction which shall have become effective, more than 180 days prior to the date on which such Lender shall have made demand therefor pursuant to this Section.

         3.6.     Reimbursement for Increased Costs

                  If any Lender shall determine that a Regulatory Change shall, or the Bank of England does now or shall, impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Fixed Rate Loans which is not otherwise included in the determination of a Eurodollar Rate, Core Currency Euro Rate or Bid Rate, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Fixed Rate Loans or its commitment to make such Fixed Rate Loans, or to reduce any amount receivable under the Loan Documents in respect of its Fixed Rate Loans, then, in any such case, the Parent Borrower agrees to pay such Lender, within ten days after demand therefor, such additional amounts as is sufficient to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender (which demand shall be accompanied by a statement setting forth the calculations of such additional amounts in reasonable detail which statement shall be conclusive absent manifest error). Notwithstanding anything to the contrary herein, no amount shall be required to be paid pursuant to this Section to the extent that such amount shall have been incurred by the applicable Lender more than 90 days prior to the date on which such Lender shall have made demand therefor pursuant to this Section.

         3.7.     Illegality of Funding

                  Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Fixed Rate Loan as contemplated by this Agreement, such Lender shall promptly notify the Parent Borrower and the Administrative Agent thereof, and (i) the commitment or other obligation of such Lender to make such Fixed Rate Loans or convert ABR Advances to Eurodollar Advances or Core Currency Euro Advances to new Core Currency Euro Advances, as the case may be, shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance, (iii) such Lender's Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Euro Interest Period applicable thereto or at such earlier time as may be required, and (iv) in the case of each Core Currency Euro Advance and each Bid Loan, the applicable Borrower shall take such action as such Lender may reasonably request with a view to minimizing the obligations of such Borrower under Section 3.4. If the commitment of any Lender with respect to Eurodollar Advances or Core Currency Euro Advances, as the case may be, is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances or Core Currency Euro Advances, as the case may be, such Lender shall promptly notify the Administrative Agent and the Parent Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Parent Borrower, such Lender's commitment to make or maintain Eurodollar Advances or Core Currency Euro Advances, as the case may be, shall be reinstated.

         3.8.     Substituted Interest Rate

                  In the event that (i) the Administrative Agent or any Reference Lender shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank market either adequate or reasonable means do not exist for ascertaining the Eurodollar Rate or Core Currency Euro Rate, as the case may be, applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrowers) that the applicable Eurodollar Rate or Core Currency Euro Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate or Core Currency Euro Rate, as the case may be, with respect to any portion of the Loans that any Borrower has requested be made as Eurodollar Advances or Core Currency Euro Advances, as the case may be, or Eurodollar Advances or Core Currency Euro Advances, as the case may be, that will result from the requested conversion of any portion of the Advances into or of Eurodollar Advances or Core Currency Euro Advances, as the case may be (each an "Affected Advance"), the Administrative Agent shall promptly notify the Parent Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (e) in the case of Eurodollar Advances, (A) such Affected Advances shall be made as ABR Advances, (B) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances, and (C) any outstanding Affected Advances shall be converted, on the last day of the then current Euro Interest Period with respect thereto, to ABR Advances, and (f) in the case of Core Currency Euro Advances, the interest rate for such Affected Advances shall be determined pursuant to clause (a)(iii) of the definition of Core Currency Euro Rate. Until any notice under clause (i) or (ii), as the case may be, of this Section has been withdrawn by the Administrative Agent (by notice to the Parent Borrower promptly upon either (1) the Administrative Agent having determined that such circumstances affecting the interbank market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate or Core Currency Euro Rate, as the case may be, pursuant to
Section 3.1 or (2) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, (x) no further Eurodollar Advances shall be required to be made by the Lenders, (y) no Borrower shall have the right to convert all or any portion of the Loans to or as Eurodollar Advances, and (z) the interest rate for Core Currency Euro Advances shall be determined pursuant to clause (a)(iii) of the definition of Core Currency Euro Rate.

         3.9.     Taxes

                  (a) Payments to Be Free and Clear. All payments by each Credit Party under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If any Credit Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Credit Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"), then:

                           (i)      such Credit Party shall notify the
Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Credit Party becomes aware thereof;

                           (ii)     such Credit Party shall pay such Indemnified
Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on such Credit Party) for its own account or (to the extent that the liability to pay is imposed on such Indemnified Tax Person) on behalf and in the name of such Indemnified Tax Person;

                           (iii)    such Credit Party shall pay to such
Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

                           (iv)     such Credit Party shall, within 30 days
after paying such Indemnified Tax, deliver to the Administrative Agent and such Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

                  (b) Other Indemnified Taxes. If any Indemnified Tax Person or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.9(a)) with respect to any sum paid or payable by any Credit Party to such Indemnified Tax Person under the Loan Documents, then, within five days after such Indemnified Tax Person shall have notified such Credit Party thereof, such Credit Party shall pay to such Indemnified Tax Person the amount of such Indemnified Tax.

                  (c) Exception for Existing Taxes. No amount shall be required to be paid to any Indemnified Tax Person under Section 3.9(a) or (b) with respect to any Indemnified Tax to the extent that (i) such Indemnified Tax shall not be attributable to any sum paid or payable by any Credit Party under the Loan Documents in respect of any Revolving Credit Loan which shall be denominated in a Currency other than the Currency of the jurisdiction under the laws of which the applicable Borrower shall have been organized and in which it has its principal office, and (ii) such Indemnified Tax would have been required to have been paid under any law, rule, regulation, order, directive, treaty or guideline in effect on the Relevant Date or, to the extent that such amount relates to any Bid Loan, the date of the applicable Bid therefor.

                  (d) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Parent Borrower, on or prior to the Relevant Date, and at such other times, as may be necessary in the determination of the Parent Borrower, any other Credit Party or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including Internal Revenue Service Form

1001 or Form 4224) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents. No Credit Party shall be required to pay any additional amount to any such Lender under Section 3.9(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Relevant Date, nothing in this Section 3.9(d) shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to Section 3.9(a)(iii) in the event that, as a result of any change in applicable law (including any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

                  (e) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to any Credit Party, promptly upon any reasonable request therefor from time to time by such Credit Party, such forms, documents and information as may be required by applicable law, regulation or treaty from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Alternate Currency Loan by such Credit Party can be made without (or at a reduced rate of) withholding of Taxes, provided, however, that if such Indemnified Tax Person is or becomes unable by virtue of any applicable law, regulation or treaty, to establish such exemption or reduction, such Credit Party shall nonetheless remain obligated under Section 3.9(a) to pay the amounts described therein, and provided further that no Indemnified Tax Person shall be required to take any action under this Section 3.9(e) which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

                  (f) Refunds. If any Lender or the Administrative Agent, on behalf of such Lender, receives a refund which, in the good faith judgment of such Lender, constitutes a refund of any Indemnified Tax paid by any Credit Party from the applicable Governmental Authority which shall have imposed such Indemnified Tax, such Lender or the Administrative Agent, on behalf of such Lender, as the case may be, shall promptly pay to such Credit Party an amount equal to (i) the amount of such refund, plus (ii) all other amounts, if any, paid by such Credit Party in connection with such Indemnified Tax, minus (iii) the amount of all out-of-pocket expenses, if any, incurred by such Lender or the Administrative Agent, on behalf of such Lender, as the case may be, in obtaining such refund; provided, however, that, notwithstanding anything to the contrary contained herein, such Credit Party shall promptly return such refund to such Lender or the Administrative Agent, for the benefit of such Lender, as the case may be, if such Credit Party shall have received notice from such Lender or the Administrative Agent, on behalf of such Lender, to the effect that such Lender or the Administrative Agent, on behalf of such Lender, as the case may be, is required to repay such refund.

                  (g) Other Taxes. Each Credit Party agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

         3.10.    Option to Fund

                  Each Lender has indicated that, if any Borrower requests a Eurodollar Advance or a Core Currency Euro Advance, or such Lender makes a Bid Loan to any Borrower, as the case may be, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance or Core Currency Euro Advance or its Bid Loan, as the case may be, during the Euro Interest Period or Bid Interest Period, as the case may be, applicable thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance, Core Currency Euro Advance or Bid Loan, as the case may be, and any amounts owing under Sections 3.4 and 3.6. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance, each Core Currency Euro Advance and each Bid Loan, as the case may be, in any manner it sees fit, but all such determinations under Sections 3.4 and 3.6 shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each such Eurodollar Advance or such Core Currency Euro Advance, or the amount of its Bid Loan, as the case may be, during the applicable Euro Interest Period or Bid Interest Period, as the case may be, through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or such Core Currency Euro Advance, or the amount of its Bid Loan, as the case may be, having a maturity corresponding to such Euro Interest Period or Bid Interest Period, as the case may be. Any Lender may fund its Commitment Percentage of each Eurodollar Advance or Core Currency Euro Advance, or each Bid Loan, as the case may be, from or for the account of any branch, office, affiliate, or correspondent bank of such Lender as such Lender may choose from time to time.

         3.11.    Replacement of Lenders

                  Notwithstanding the foregoing, if (i) any Lender shall request compensation pursuant to Section 3.5 or 3.6, (ii) any Lender shall give any notice to the Parent Borrower or the Administrative Agent pursuant to Section 3.7, or (iii) any Borrower shall be required to pay any additional amounts pursuant to Section 3.9 in respect of any Lender, then, in each such case, the Parent Borrower may require that such Lender transfer all of its right, title and interest under the Loan Documents to any lender identified by the Parent Borrower (a "Proposed Lender") if such Proposed Lender agrees to assume all of the obligations of such Lender for consideration equal to the outstanding principal amount of such Lender's Loans, together with interest thereon to the date of such transfer and all other amounts payable under the Loan Documents to such Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 3.4 as if all of such Lender's Loans were being prepaid in full on such date). Subject to the execution and delivery of an instrument of assignment and assumption, and such other documents as such Lender may reasonably require, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Borrowers under the Loans Documents, the agreements of the Borrowers contained in Sections 3.4, 3.5, 3.6, 12.5 and 12.7 (without duplication of any payments made to such Lender by any Borrower or the Proposed Lender) shall survive for the benefit of any Lender replaced under this
Section 3.11 with respect to the time prior to such replacement.

         3.12.    Changes of Lending Offices

                  (a) With respect to any Loan of any Lender, such Lender agrees that upon the occurrence of any event giving rise to the operation of
Section 3.4, 3.5, 3.6, 3.7 or 3.9 with respect to such Loan, it will, if requested by the applicable Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another office of such Lender for such Loan affected by such event, provided that such designation is made on such terms that such Lender suffers no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 3.4, 3.5, 3.6, 3.7 and 3.9.

                  (b) Each Lender shall have the right at any time and from time to time to transfer any of its Loans to a different office thereof, provided that such Lender shall promptly notify the Administrative Agent and the Parent Borrower of any such change of office, provided, however, that such Lender shall not be entitled to receive any greater amount under Sections 3.4, 3.5, 3.6, 3.7 or 3.9 as a result of such transfer than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.


4.       REPRESENTATIONS AND WARRANTIES

                  In order to induce the Agents and the Lenders to enter into this Agreement, and the Lenders to make the Loans, the Parent Borrower makes the following representations and warranties to the Agents and each Lender:

         4.1.     Subsidiaries; Jurisdictions

                  As of the Effective Date, the Parent Borrower has only the Subsidiaries set forth on, and the jurisdiction of formation of each such Subsidiary is as set forth on, Schedule 4.1.

         4.2.     Existence and Power

                  Each Credit Party is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned by it therein makes such qualification necessary, in each case except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

         4.3.     Authority and Execution

                  Each of the Parent Borrower and each of its Subsidiaries has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party all of which have been duly authorized by all proper and necessary corporate, partnership or other applicable action and are in full compliance with its Organizational Documents. The Parent Borrower and each of its Subsidiaries has duly executed and delivered the Loan Documents to which it is a party.

         4.4.     Binding Agreement

                  The Loan Documents constitute the valid and legally binding obligations of each of the Parent Borrower and its Subsidiaries, in each case, to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

         4.5.     Litigation

                  Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Parent Borrower or any of its Subsidiaries) pending or, to the knowledge of the Parent Borrower, threatened against the Parent Borrower or any of its Subsidiaries or maintained by the Parent Borrower or any of its Subsidiaries or which may affect the Property of the Parent Borrower or any of its Subsidiaries or any of their respective Properties or rights, which (i) could reasonably be expected to have a Material Adverse Effect, or (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document.

         4.6.     Required Consents

                  Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Parent Borrower or any of its Subsidiaries under the Loan Documents to which it is a party, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person, which has not already been obtained or made, is required to be obtained or made by the Parent Borrower or any of its Subsidiaries in order to authorize, or is required to be obtained or made by the Parent Borrower or any of its Subsidiaries in connection with the execution, delivery or performance of, the Loan Documents to which the Parent Borrower or any of its Subsidiaries is a party, or is required to be obtained or made by the Parent Borrower or any of its Subsidiaries as a condition to the validity or enforceability of the Loan Documents to which any of the same is a party. Each Borrower, prior to each borrowing by it hereunder in any jurisdiction, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing in such jurisdiction.

         4.7.     Absence of Defaults; No Conflicting Agreements

                  (a) None of the Parent Borrower or any of its Subsidiaries is in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Parent Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

                  (b) None of the Parent Borrower or any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

         4.8.     Compliance with Applicable Laws

                  Each of the Parent Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect.

         4.9.     Taxes

                  Each of the Parent Borrower and each of its Subsidiaries has filed or caused to be filed all material tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Parent Borrower and its Subsidiaries, taken as a whole, and no tax Liens have been filed with respect thereto. The charges, accruals and reserves on the books of the Parent Borrower and each of its Subsidiaries with respect to all taxes are, to the best knowledge of the Parent Borrower, adequate for the payment of such taxes, and the Parent Borrower knows of no unpaid assessment which is due and payable against the Parent Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

         4.10.    Governmental Regulations

                  Neither the Parent Borrower, any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Parent Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         4.11.    Federal Reserve Regulations; Use of Loan Proceeds

                  Neither the Parent Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         4.12.    Plans

                  Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Employee Benefit Plan is in compliance with ERISA and the Code, where applicable, and (ii) no liability to the PBGC has been, or is expected by the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Parent Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability.

         4.13.    Financial Statements

                  The Parent Borrower has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10K for the fiscal year of the Parent Borrower ending October 31, 1996, containing the audited Consolidated Balance Sheets of the Parent Borrower and its Subsidiaries as of October 31, 1996, and the related Consolidated Statements of Operations, Stockholder's Equity and Cash Flows for the such fiscal year, and its Form 10Q for the fiscal quarter of the Parent Borrower ended January 31, 1997, containing the unaudited Consolidated Balance Sheet of the Parent Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Operations and Cash

Flows for such fiscal quarter (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present in all material respects the Consolidated financial condition and results of the operations of the Parent Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Parent Borrower nor any of its Subsidiaries has any material obligation or liability of any kind (whether fixed, accrued, Contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since October 31, 1996, there has been no Material Adverse Change.

         4.14.    Property

                  Each of the Parent Borrower and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case except where the failure so to have or so to be could not reasonably be expected to have a Material Adverse Effect, subject to no Liens, except Permitted Liens.

         4.15.    Authorizations

                  Except, in each case with respect to the matters referred to in this sentence, as could not reasonably be expected to have a Material Adverse Effect, each of the Parent Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others. No event has occurred which permits or, to the best knowledge of the Parent Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

         4.16.    Environmental Matters

                  Neither the Parent Borrower nor any of its Subsidiaries (i) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, arising in connection with (a) any non-compliance with or violation of the requirements of any applicable federal, state, local or foreign environmental health or safety statute or regulation, or (b) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (ii) to the best knowledge of the Parent Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) has received notice of any federal, state, local or foreign investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Parent Borrower or any of its Subsidiaries is or would be liable, which liability would reasonably be expected to have a Material Adverse Effect, or (iv) has received notice that the Parent Borrower or any of its Subsidiaries is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601 et seq., or any analogous state law, which liability would reasonably be expected to have a Material Adverse Effect. The Parent Borrower and each of its Subsidiaries is in compliance with the financial responsibility requirements of federal, state, local and foreign environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse Effect.


5.       CONDITIONS TO FIRST LOANS

                  In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make Revolving Credit Loans on the first Borrowing Date shall be subject to the fulfillment of the following conditions precedent:

         5.1.     Evidence of Action

                  The Documentation Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary or other analogous counterpart of each Credit Party (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Documentation Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Organizational Documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the

Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

         5.2.     Absence of Litigation

                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Parent Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Documentation Agent shall have received a certificate, in all respects satisfactory to the Documentation Agent, of an executive officer of the Parent Borrower to the foregoing effects.

         5.3.     Approvals and Consents

                  All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions which are not acceptable to the Agents and the Lenders) and shall be in full force and effect, and all required notices shall have been given and all required waiting periods shall have expired, and the Documentation Agent shall have received a certificate, in all respects satisfactory to the Documentation Agent, of an executive officer of the Parent Borrower to the foregoing effects.

         5.4.     Opinion of Counsel to the Parent Borrower

                  The Documentation Agent shall have received an opinion of Simpson Thacher & Bartlett, counsel to the Parent Borrower, dated the first Borrowing Date, substantially in the form of Exhibit F.

         5.5.     Opinion of Special Counsel

                  The Documentation Agent shall have received an opinion of Special Counsel, dated the first Borrowing Date, substantially in the form of Exhibit G.

         5.6.     Fees of Agents and the Lenders

                  All fees payable to the Agents and the Lenders on or prior to the first Borrowing Date in connection with this Agreement shall have been paid.

         5.7.     Fees and Expenses of Special Counsel

                  The reasonable fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of the Loan Documents, to the extent invoiced in reasonable detail, shall have been paid.


6.       CONDITIONS OF LENDING - ALL LOANS

         The obligation of each Lender to make any Loan on a Borrowing Date is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

         6.1.     Compliance

                  On each Borrowing Date and after giving effect to the Loans to be made thereon (i) there shall exist no Default, and (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date. Each borrowing by the Parent Borrower shall constitute a certification by the Parent Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2.     Borrowing Request

                  With respect to the Revolving Credit Loans to be made on each Borrowing Date, the Administrative Agent shall have received a Borrowing Request duly executed by the applicable Borrower or, if such Borrower is a Subsidiary Borrower, the Parent Borrower, on behalf of such Borrower.

7.       AFFIRMATIVE COVENANTS

         The Parent Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or either Agent, the Parent Borrower shall:

         7.1.     Financial Statements and Information

                  Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Administrative Agent and each
Lender:

                           (a)      Compliance Certificate. Within 60 days after
the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (105 days after the end of the last fiscal quarter of each such fiscal year), a Compliance Certificate, certified by a Financial Officer of the Parent Borrower.

                           (b)      Form 10K. As soon as available, but in any
event within 105 days after the end of each fiscal year of the Parent Borrower, a copy of the annual audited financial statements of the Parent Borrower and its Subsidiaries, prepared on a Consolidated basis in accordance with GAAP, as filed with the SEC. Such financial statements shall be certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods of the Parent Borrower, except as otherwise specified in such opinion.

                           (c)      Form 10Q. As soon as available, but in any
event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of each such fiscal year) of each fiscal year of the Parent Borrower, copies of the unaudited financial statements of the Parent Borrower and its Subsidiaries, prepared on a Consolidated basis in accordance with GAAP, as filed with the SEC.

                           (d)      Projections; Annual Business Plans. As soon
as available, but in any event within 105 days after the end of each fiscal year of the Parent Borrower, copies of the projected Consolidated Balance Sheets and Consolidated Statements of Income, Stockholders' Equity and Cash Flows, in each case of the Parent Borrower and its Subsidiaries, for the next fiscal year of the Parent Borrower, together with any business plan adopted by the Parent Borrower (other than those which shall have been prepared solely for internal purposes).

                           (e)      Other Information. Such other information as
the Administrative Agent or any Lender may reasonably request from time to time.

         7.2.     Certificates; Other Information

                  Furnish to the Administrative Agent:

                           (a)      Prompt written notice if: (i) any
Indebtedness of the Parent Borrower or any of its Subsidiaries in an aggregate amount in excess of $5,000,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) the holders of any notes (other than any notes issued hereunder), certificate, security or other evidence of Indebtedness, or any obligees with respect to any other Indebtedness of the Parent Borrower or any of its Subsidiaries, have the right to declare Indebtedness in an aggregate amount in excess of $5,000,000 due and payable prior to its stated maturity, or (iii) there shall occur and be continuing a Default;

                           (b)      Prompt written notice of: (i) any citation,
summons, subpoena, order to show cause or other document naming the Parent Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Parent Borrower or any of its Subsidiaries by any Person or Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect;

                           (c)      Promptly upon becoming available, copies of
all (i) regular, periodic or special reports, schedules and other material which the Parent Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC and (ii) annual reports relating to the Parent Borrower or any of its Subsidiaries;

                           (d)      Prompt written notice in the event that the
Parent Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, of any of the following events which could reasonably be expected to have a Material Adverse Effect: (i) any Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, or
(v) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of a Financial Officer of the Parent Borrower setting forth the details of such event and the action which the Parent Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                           (e)      Prompt written notice in the event that
Parent Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Parent Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability which could reasonably be expected to have a Material Adverse Effect and the date by which such liability must be paid, together with a copy of such letter and a certificate of a Financial Officer of the Parent Borrower setting forth the action which the Parent Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

                           (f)      Such other information as the Administrative
Agent or any Lender shall reasonably request from time to time.

         7.3.     Legal Existence

                  Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of the Credit Parties to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect; provided, however, that, notwithstanding anything to contrary contained in this Section, any Subsidiary Borrower may fail to maintain its corporate, partnership or analogous existence, as the case may be, in good standing or otherwise in any jurisdiction at any time when its Subsidiary Borrower Obligations shall have been paid in full.

         7.4.     Taxes

                  Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes upon or with respect to the Parent Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Parent Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a material Lien on Property of the Parent Borrower or such Subsidiary (other than a Lien described in Section 8.2(i)), unless and to the extent only that such Taxes shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent Borrower or such Subsidiary and provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5.     Insurance

                  Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, or pursuant to self-insurance, insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         7.6.     Condition of Property

                  At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Parent Borrower's or such Subsidiary's business, except where the failure so to do could not reasonably be expected to have a Material Adverse Effect.

         7.7.     Observance of Legal Requirements

                  Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Parent Borrower shall give the Administrative Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.8.     Inspection of Property; Books and Records; Discussions

                  At all reasonable times, upon reasonable prior notice (delivered as provided in Section 12.2), permit representatives of the Administrative Agent and each Lender to visit the offices of the Parent Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' financial reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Parent Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Parent Borrower and each such Subsidiary.

         7.9.     Authorizations

                  Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business, except where the failure so to do could not reasonably be expected to have a Material Adverse Effect.

         7.10.    Capitalization Ratio

                  Maintain as of the last day of each fiscal quarter of the Parent Borrower a Capitalization Ratio of not more than 0.50:1.00.

         7.11.    Subsidiaries

                  Except as may otherwise permitted by Sections 8.3 and 8.4, at all times cause each Subsidiary Borrower to be a Subsidiary.


8.       NEGATIVE COVENANTS

         The Parent Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or either Agent, the Parent Borrower shall not, directly or indirectly:

         8.1.     Indebtedness

                  Create, incur, assume or suffer to exist any liability for Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness due under the Loan Documents, (ii) Indebtedness existing on the Effective Date as set forth on Schedule 8.1 (other than the Existing Indebtedness which is to be repaid on the Effective Date), together with any refinancings thereof, but excluding any increases thereof, (iii) Intercompany Indebtedness, (iv) Indebtedness (a) in respect of capital leases, (b) secured by Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary, Liens on the Property of such Subsidiary) acquired by the Parent Borrower or any of its Subsidiaries after the Effective Date, provided that such Liens are in existence on the date of such acquisition and were not placed on such Property in contemplation of such acquisition, (c) other Indebtedness of any Operating Entity acquired by the Parent Borrower or any of its Subsidiaries after the Effective Date, provided that such Indebtedness is in existence on the date of such acquisition and was not incurred in contemplation of such acquisition, together with any refinancings thereof, but excluding any increases thereof, and (d) other purchase money Indebtedness, provided that, in each case under this Section 8.1(iv), the Lien securing such Indebtedness is permitted by Section 8.2, and (v) other Indebtedness, provided that (a) no Default would exist as a result of the incurrence thereof, (b) each Lien, if any, securing any such Indebtedness shall be permitted by Section 8.2(xi), and (c) the aggregate outstanding principal amount of all such Indebtedness incurred by the Subsidiaries of the Parent Borrower shall not exceed $50,000,000 at any time.

         8.2.     Liens

                  Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes in the ordinary course of business which, in the case of Liens which are material, are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of Indebtedness of the type described in clauses (i) through (v) of the definition thereof), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Parent Borrower or such Subsidiary, as the case may be, (v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not more than 60 days delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted by the Parent Borrower or the applicable Subsidiary, as the case may be, and provided that such reserve or other appropriate provision as shall be reasonably required by the Accountants in accordance with GAAP shall have been made therefor, and provided further that enforcement of such Liens is stayed pending such contest, (vi) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted by the Parent Borrower or the applicable Subsidiary, as the case may be, and provided that such reserve or other appropriate provision as shall be reasonably required by the Accountants in accordance with GAAP shall have been made therefor, and provided further that enforcement of such Liens is stayed pending such contest, (vii) statutory Liens in favor of lessors arising in connection with the Property leased to the Parent Borrower or any of its Subsidiaries, (viii) Liens under capital leases and Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary, Liens on the Property of such Subsidiary) acquired after the Effective Date and either existing on such Property when acquired, or created substantially contemporaneously with such acquisition to secure the payment or financing of the purchase price thereof, provided that such Liens attach only to the Property so purchased or acquired and provided further that the Indebtedness secured by such Liens is permitted hereunder, (ix) Liens on Margin Stock to the extent that a prohibition on such Liens would result in the Agents and the Lenders being deemed to be "indirectly secured" by Margin Stock under Regulation U of the Board of Governors of the Federal Reserve System, as amended, taking into account the value of Margin Stock owned by the Parent Borrower and its Subsidiaries and any other relevant facts and circumstances,
(x) Liens on Property of the Parent Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2, as renewed from time to time, but not any increases in the amounts secured thereby or extensions thereof to additional Property, and (xi) other Liens on Property of the Parent Borrower and its Subsidiaries securing Indebtedness and other obligations permitted hereunder having, in the aggregate at any time outstanding, an amount not in excess of $25,000,000.

         8.3.     Consolidations and Mergers

                  Consolidate or merge into or with any Person, or enter into any binding agreement to do so which is not contingent on obtaining the consent of the Required Lenders, or permit any other Credit Party so to do, except any one or more of the following:

                           (a) the Parent Borrower may at any time consolidate
or merge into or with any Person, provided that (except in the case of any such consolidation or merger entered into solely for the purpose of effecting a re-incorporation of the Parent Borrower in another jurisdiction within the United States) the Parent Borrower shall be the survivor thereof;

                           (b) any Subsidiary Borrower may at any time
consolidate or merge into or with any Person, provided that (i) such Subsidiary Borrower is the survivor thereof, or (ii) immediately after giving effect thereto, the Subsidiary Borrower Obligations of such Subsidiary Borrower shall have been paid in full;

                           (c) any Subsidiary Borrower which is a Domestic
Borrower may at any time consolidate or merge into or with the Parent Borrower, provided that the Parent Borrower is the survivor thereof; and

                           (d) any Subsidiary Borrower may at any time
consolidate or merge into or with any other Subsidiary Borrower, provided that
(i) such other Subsidiary Borrower shall be organized under the laws of, and have its principal office in, the same national jurisdiction as such Subsidiary Borrower, and (ii) such other Subsidiary Borrower shall have assumed in a manner in all respects reasonably satisfactory to the Administrative Agent all of the obligations and liabilities of such Subsidiary Borrower under the Loans Documents, in each case whether fixed, contingent, then existing or thereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(g) or (h).

         8.4.     Acquisitions

                  Make any Acquisition, or enter into any binding agreement to make any Acquisition which is not contingent on obtaining the consent of the Required Lenders, or permit any of its Subsidiaries so to do, except (i) Acquisitions by the Parent Borrower or any of its Subsidiaries of Investments permitted by Section 8.6, and (ii) other Acquisitions, provided that (e) no Default would exist as a result of any such Acquisition, and (f) if any such Acquisition is an Acquisition of one or more Operating Entities, such Acquisition shall be non-hostile.

         8.5.     Dispositions

                  Make any Disposition, or permit any of its Subsidiaries so to do, except:

                           (a) Dispositions of Property which, in the
reasonable opinion of the Parent Borrower or such Subsidiary, is obsolete or no longer useful in the conduct of its business;

                           (b) Intercompany Dispositions; and

                           (c) other Dispositions made on or after the date
hereof, provided that, immediately after giving effect to each such other Disposition, (i) no Default would result therefrom, and (ii) the aggregate book value of the Property sold, assigned, transferred or otherwise disposed of in connection with all such other Dispositions shall not exceed an amount equal to 50% of the Adjusted Consolidated Net Worth at such time.

         8.6.     Investments

                  At any time on or after the date hereof, purchase or otherwise acquire or invest in the Capital Stock of, or any other interest in, any Non-Affiliate, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Non-Affiliate (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, except Investments made on or after the date hereof in one or more Non-Affiliates, provided that, immediately after giving effect to each such Investment, the aggregate outstanding principal balance at such time of all such Investments constituting debt Investments, plus the aggregate consideration paid for all such Investments constituting equity Investments shall not exceed an amount equal to (i) $50,000,000, plus (ii) the aggregate net cash proceeds of all returns of capital received by the Parent Borrower or any of its Subsidiaries from all such Investments, plus (iii) the aggregate consideration paid for all such Investments constituting Investments in any Non-Affiliate which shall have become a direct or indirect Subsidiary of the Parent Borrower.


9.       DEFAULT

         9.1.     Events of Default

                  The following shall each constitute an "Event of Default" hereunder:

                           (a)      Any payment of principal with respect to any
Loan shall not be made on the date when due and payable; or

                           (b)      Any payment of interest, fees, expenses or
other amounts payable under any Loan Document or otherwise to either Agent with respect to the loan facilities established hereunder shall not be made within three Business Days of the date when due and payable; or

                           (c)      The failure of any Credit Party to observe
or perform any covenant or agreement contained in Section 2.9, 7.2(a)(i) or
(a)(ii) (in each case to the extent that such failure would occur if the amount "$5,000,000" were deleted where it appears in such Section and the amount "$10,000,000" were inserted in its place), 7.3, 7.10 or 7.11, or Section 8; or

                           (d)      The failure of any Credit Party to observe
or perform (i) any term, covenant, or agreement contained in Section 7.2(a)(i) or (a)(ii) (in each case to the extent that such failure would not occur if the amount "$5,000,000" were deleted where it appears in such Section and the amount "$10,000,000" were inserted in its place) and such failure shall have continued unremedied for a period of 30 days after the Administrative Agent shall have notified the Parent Borrower in writing thereof, or (ii) any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Administrative Agent shall have notified the Parent Borrower in writing thereof; or

                           (e)      Any representation or warranty made by any
Credit Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                           (f)      Indebtedness of the Parent Borrower (other
than Indebtedness under the Loan Documents) or any of its Subsidiaries, in an aggregate amount in excess of $10,000,000, (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof or (ii) shall not be paid when due or within any grace period for the payment thereof; or

                           (g)      Any Credit Party shall (i) suspend or
discontinue its business (except as may otherwise be permitted hereunder), (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property,
(ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of such Credit Party (except as may otherwise be permitted hereunder); or

                           (h)      An order for relief is entered under the
bankruptcy or insolvency laws of any jurisdiction or any other decree or order is entered by a court having jurisdiction (i) adjudging any Credit Party bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Credit Party under the bankruptcy or insolvency laws of any jurisdiction, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Credit Party or of any substantial part of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of any Credit Party, and any such decree or order continues unstayed and in effect for a period of 60 days; or

                           (i)      Judgments or decrees against the Parent
Borrower or any of its Subsidiaries (excluding any portion thereof covered by insurance) aggregating in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

                           (j)      Any Loan Document shall cease, for any
reason, to be in full force and effect, or any Credit Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                           (k)      (i) Any Termination Event shall occur; (ii)
any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan;

(iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Parent Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or (v) any other event or condition shall occur or exist with respect to an Employee Benefit Plan, which, in the case of clauses (i) through (v) of this Section 9.1(k), would, individually or in the aggregate, have a Material Adverse Effect; or

                           (l) The occurrence of a Change of Control.

         9.2.     Contract Remedies

                  (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof,

                  (i)      if such event is an Event of Default specified in
         Section 9.1(g) or 9.1(h) above with respect to any Domestic Borrower, the Commitments of all of the Lenders shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents,

                  (ii)     if such event is an Event of Default specified in
         Section 9.1(g) or 9.1(h) above with respect to any other Borrower, the Commitments of all of the Lenders with respect to Loans to be made to such Borrower shall immediately and automatically terminate and the Subsidiary Borrower Obligations of such Borrower shall immediately become due and payable, and, in each case, the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and

                  (iii) if such event is any other Event of Default, any or all of the following actions may be taken: (A) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent Borrower, declare the Commitments of all of the Lenders terminated forthwith, whereupon such Commitments shall immediately terminate, and (B) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Parent Borrower, declare the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, where-upon the same shall immediately become due and payable, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents.

Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

                  (b) In the event that any Commitments shall have been terminated, or any Loans, any accrued and unpaid interest thereon or any other amounts owing under the Loan Documents shall have been declared due and payable, in each case pursuant to the provisions of this Section, any funds received by the Agents and the Lenders from or on behalf of the Parent Borrower shall be applied by the Agents and the Lenders in liquidation of the Loans and the other obligations of the Parent Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Parent Borrower; (ii) second, to the payment of any fees or expenses due each Agent from the Parent Borrower, (iii) third, to reimburse the Agents and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Parent Borrower pursuant to the provisions of Section 12.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans), (v) fifth, to the payment, pro rata according to the outstanding principal amount of the Loans, of interest due on the Loans of each Lender; (vi) sixth, to the payment, pro rata according to the outstanding principal amount of the Loans, of principal outstanding on the Loans; and (vii) seventh, to the payment of any other amounts owing to the Agents and the Lenders under any Loan Document.


10.      THE AGENTS

         10.1.    Appointment

                  Each Lender hereby irrevocably designates and appoints Bank of Montreal as the Documentation Agent and Fleet as the Administrative Agent of such Lender under the Loan Documents and such Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, neither Agent shall have any duties or responsibilities except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any Agent.

         10.2.    Delegation of Duties

                  Each of the Agents may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon and shall be fully protected in, and shall not be under any liability for, relying upon, the advice of counsel concerning all matters pertaining to such duties.

         10.3.    Exculpatory Provisions

                  Neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of any Credit Party or any other Person to perform its obligations thereunder. Neither Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of any Credit Party. The Lenders acknowledge that no Agent shall be under any duty to take any discretionary action permitted under the Loan Documents unless such Agent shall be instructed in writing to do so by the Required Lenders and such instructions shall be binding on all Lenders; provided, however, that neither Agent shall be required to take any action which exposes it to personal liability or is contrary to law or any provision of the Loan Documents. Neither Agent shall be under any liability or responsibility whatsoever, as Agent, to any Credit Party or any other Person as a consequence of any failure or delay in per-formance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         10.4.    Reliance by the Agents

                  Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by a proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Agent. Each Agent may treat each Lender or the Person designated in the last notice filed with the Administrative Agent under this Section, as the holder of all of the interests of such Lender in its Loans, until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent. No Agent shall be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and each Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. Each Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         10.5.    Notice of Default

                  Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless such Agent has received written notice thereof from a Lender or the Parent Borrower. In the event that an Agent receives such a notice, such Agent shall promptly give notice thereof to the other Agent, each Lender and the Parent Borrower. Each Agent shall take such action with respect to such Default as shall be directed by the Required Lenders, provided, however, that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem to be in the best interests of the Lenders.

         10.6.    Non-Reliance on the Agents and Other Lenders

                  Each Lender expressly acknowledges that neither Agent nor any of its respective officers, directors, employees, agents, attorneys-in- fact or affiliates has made any representations or warranties to it and that no act by either Agent hereinafter, including any review of the affairs of the Parent Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent or any Lender, and based on such documents and information as it has deemed appropriate made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of each Credit Party and the value and Lien status of any collateral security and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of each Credit Party and the value and Lien status of any collateral security. Except for notices, reports and other documents expressly required to be furnished to the Lenders by either Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of any Credit Party which at any time may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7.    Indemnification

                  Each Lender agrees to indemnify and hold harmless each Agent in its capacity as such (to the extent not promptly reimbursed by the Parent Borrower and without limiting the obligation of the Parent Borrower to do so), pro rata according to (i) at any time prior to the Commitment Termination Date, its Commitment Percentage, and (ii) at all other times, (a) if no Loan is outstanding, its Commitment Percentage, and (b) if any Loan is outstanding, the percentage equal to the fraction, the numerator of which is the outstanding principal amount of the Loans of such Lender (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof), and the denomi-nator of which is the Aggregate Credit Exposure, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including any amounts paid to the Lenders (through either Agent) by any Credit Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against either Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable to either Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting primarily from the finally adjudicated gross negligence or willful misconduct of such Agent. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its pro rata share (calculated as set forth in the first sentence of this Section) of any costs and expenses (including reasonable fees and expenses of counsel) payable by any Credit Party under Section 12.5, to the extent that such Agent has not been reimbursed for such costs and expenses by any Credit Party, provided, however, that, in the event of such reimbursement by such Credit Party, such Agent shall promptly remit to each Lender which shall have reimbursed such Agent for such costs and expenses under this Section 10.7 its pro rata share (according to the amount of such reimbursement by such Lender) of the amount of such reimbursement by such Credit Party. The failure of any Lender to reimburse such Agent promptly upon demand for its pro rata share (as so calculated) of any amount required to be paid by the Lenders to such Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its pro rata share (as so calculated) of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse such Agent for such other Lender's pro rata share (as so calculated) of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders and the payment of all amounts payable under the Loan Documents.

         10.8.    Lenders in Their Respective Individual Capacities

                  Each of Bank of Montreal, Fleet, each Lender and the respective affiliates thereof may make secured or unsecured loans to, accept deposits from, issue letters of credit for the account of, act as trustee under indentures of, and generally engage in any kind of business with, any Credit Party as though Bank of Montreal were not Documentation Agent hereunder, Fleet were not Administrative Agent hereunder, and each Lender were not a Lender hereunder. With respect to the Commitments made or renewed by each of Bank of Montreal and Fleet and the Loans made it, it shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Documentation Agent or the Administrative Agent, as the case may be, and the terms "Lender" and "Lenders" shall in each case include Bank of Montreal or Fleet, as the case may be.

         10.9.    Successor Agents

                  If at any time either Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notification of its resignation as such Agent under this Agreement, such resignation to be effective on the earlier to occur of (i) the thirtieth day after the date of such notice, and (ii) the date upon which any successor to such Agent, in accordance with the provisions of this Section 10.9, shall have accepted in writing its appointment as such successor Agent. If Fleet resigns as Administrative Agent, Bank of Montreal shall have the right to become the Administrative Agent if it is then the acting Documentation Agent, and, if Bank of Montreal resigns as Documentation Agent, Fleet shall have the right to become the Documentation Agent if it is then the acting Administrative Agent. If Bank of Montreal or Fleet does not succeed the retiring Agent as set forth above, upon any such resignation, the Required Lenders shall have the right, with the consent of the Parent Borrower, which consent shall not be unreasonably withheld, to appoint from among the Lenders a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, with the consent of the Parent Borrower, which consent shall not be unreasonably withheld, on behalf of the Lenders, appoint a successor Agent therefor. Upon the written acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as an Agent under this Agreement shall be terminated. The Parent Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as an Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If at any time there shall not be a duly appointed and acting Administrative Agent, upon notice duly given, each Credit Party agrees to make each payment when due hereunder and the other Loan Documents directly to the Lenders entitled thereto during such time. Any such successor Agent shall be a commercial bank organized under the laws of the United States or of any State thereof.

11.      GUARANTY OF THE PARENT BORROWER

         In order to induce the Agents and the Lenders to enter into this Agreement, and the Lenders to make the Loans, the Parent Borrower hereby agrees as follows:

         11.1.    Guaranty

                  The Parent Borrower hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due in the applicable Currency, whether at stated maturity, by acceleration, by mandatory prepayment, by notice of intention to prepay or otherwise, of all of the obligations and liabilities of each Subsidiary Borrower under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created or assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Sections 9.1(g) or (h), including any obligation or liability in respect of any breach of any representation or warranty, and all post-petition interest, funding losses and make-whole premiums, whether or not allowed as a claim in any proceeding arising in connection with any Event of Default under Sections 9.1(g) or (h) (collectively, the "Borrower Obligations"). This Section 11 constitutes a guaranty of payment, and none of the Agents or the Lenders shall have any obligation to enforce any Loan Document or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations prior to being entitled to the benefits of this Section 11. The Administrative Agent may, at its option, proceed against the Parent Borrower, in the first instance, to enforce any of the obligations and liabilities of the Parent Borrower under this Section 11, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired (collectively, the "Guarantor Obligations") without first proceeding against any Subsidiary Borrower or any other Person, and without first resorting to any other rights or remedies, as the Administrative Agent may deem advisable. In furtherance hereof, if either Agent or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Obligation in accordance with its terms, such Agent or such Lender, as the case may be, shall be entitled to receive hereunder from the Parent Borrower after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

         11.2.    Absolute Obligation

                  Subject to Section 11.4, the Parent Borrower shall not be released from liability hereunder unless and until the Commitment Termination Date shall have occurred and either (a) each Subsidiary Borrower shall have paid in full the outstanding principal amount of the Loans made to it, together with all accrued interest thereon and all other sums then due and owing by it under the Loan Documents, or (b) the Guarantor Obligations shall have been paid in full. The Parent Borrower acknowledges and agrees that (i) none of the Agents and the Lenders has made any representation or warranty to the Parent Borrower with respect to any Subsidiary Borrower, the other Subsidiaries of the Parent Borrower, any Loan Document, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) the Parent Borrower shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations,
(B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by either Agent or any Lender to realize upon or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set-off by either Agent or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations, (G) any act or omission of either Agent or any Lender in connection with the administration of any Loan Document or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the obligations and liabilities of any Subsidiary Borrower (including the Borrower Obligations), (K) the merger or consolidation of any Subsidiary Borrower into or with any Person, (L) the sale by any Subsidiary Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to either Agent or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document, or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of any Subsidiary Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of the Parent Borrower in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

         11.3.    Repayment in Bankruptcy

                  If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Borrower Obligations, either Agent or any Lender shall be required to repay any amounts previously paid by or on behalf of any Subsidiary Borrower or the Parent Borrower in reduction thereof by virtue of an order of any court having jurisdiction in the premises, including as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Parent Borrower unconditionally agrees to pay to the Administrative Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by such Agent or such Lender, as the case may be, to the date of payment to the Administrative Agent at the applicable after-maturity rate set forth in Section 3.1.

         11.4.    No Subrogation

                  The Parent Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which Parent Borrower may now or hereafter have against any Subsidiary Borrower, any other guarantor or any other Person directly or contingently liable for the Borrower Obligations, or against or with respect to such Subsidiary Borrower's or such other guarantor's Property, arising from the existence or performance of this Section 11 until the Borrower Obligations have been paid in full and the Commitments shall have been terminated. In furtherance, and not in limitation, of the preceding waiver, the Parent Borrower agrees that in the event that any money or Property shall be transferred to either Agent or any Lender by the Parent Borrower pursuant to this Section 11 in reduction of the Borrower Obligations or the Guarantor Obligations, such transfer shall be deemed to be a contribution to the capital of such Subsidiary Borrower (in the case of the transfer of Property, in an amount equal to the fair market value of the Property so transferred) as of the date of such transfer, and any such transfer shall not cause the Parent Borrower to be a creditor of such Subsidiary

Borrower until the Borrower Obligations have been paid in full and the Commitments shall have been terminated.


12.      OTHER PROVISIONS

         12.1.    Amendments and Waivers

                  Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Administrative Agent and the appropriate parties to the Loan Documents (other than the Lenders) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall (i) increase the amount or length of any Lender's Commitment, reduce the amount or extend the maturity of any Loan, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee (including the Facility Fee) payable to any Lender under the Loan Documents, in each case without the prior written consent of the Lender directly affected thereby, (ii) amend, modify or waive any provision of Section 2.1(a), 2.10(a)(i)(B) or this Section 12.1, amend or modify the definition of "Core Currency", reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Credit Party of any of its rights and obligations under the Loan Documents, or release all or substantially all of the obligations of the Parent Borrower under
Section 11, in each case without the prior written consent of each Lender, (iii) increase the Aggregate Commitment Amount or amend, modify or waive any provision of Section 7.10 without the consent of the Super-majority Lenders, or (iv) amend, modify or waive any provision of Section 10 without the prior written consent of each Agent directly affected thereby. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable agreement, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the parties to the applicable agreement, the Lenders and each Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.

         12.2.    Notices

                  All notices and other communications under the Loan Documents shall be given to each party hereto, initially, at the following address, and, thereafter, such other address through which it may from time to time be accepting notices, as designated by it in writing to each Agent and the Parent
Borrower:

                  (a) if to the Parent Borrower or any other Borrower, the office, branch or affiliate thereof designated as its address for notices in Exhibit O or the Borrower Addendum, if any, executed and delivered with respect to such Borrower pursuant to Section 2.10, as the case may be;

                  (b) if to any Lender, the office, branch, affiliate, or correspondent bank thereof designated as its address for notices in Exhibit N;

                  (c) if to the Administrative Agent, the office, branch, affiliate, or correspondent bank thereof designated as its address for notices in Exhibit M; and

                  (d) if to the Documentation Agent, at the following address:

                                Bank of Montreal
                                430 Park Avenue
                                14th Floor
                                New York, New York 10022
                                Attention: Jordan Fragiacomo,
                                              Director
                                Telephone: (212) 605-1663
                                Telecopy:  (212) 605-1455

Such notices and other communications will be effective only if and when given in writing, and shall be deemed to have been given three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or when delivered at the applicable address specified above, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above and receipt is confirmed, except that any notice, request or demand by any Borrower to or upon either Agent or the Lenders pursuant to Sections 2.3, 2.4, 2.7, 2.8 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

         12.3.    No Waiver; Cumulative Remedies

                  No failure to exercise and no delay in exercising, on the part of either Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         12.4.    Survival of Representations and Warranties and Certain
Obligations

                  (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

                  (b) The obligations of the Credit Parties under Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 12.5 and 12.7 shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable under the Loan Documents.

         12.5.    Expenses

                  The Parent Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Documentation Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of Special Counsel,
(ii) to pay or reimburse the Agents and the Lenders for all of their respective costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (a) any enforcement or collection proceedings resulting from any Default or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Credit Party under any of the Loan Documents, including any amendment, supplement or modification thereto or any waiver or consent thereunder (in each case whether or not executed or effective) in connection therewith, and (b) the enforcement of this Section, (iii) to pay, indemnify, and hold each of the Lenders and the Agents harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each of the Lenders and the Agents and each of their respective affiliates, officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement involving the Agents and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities"), and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Parent Borrower agrees to make the maximum payment not prohibited under applicable law; provided, however, that the Parent Borrower shall have no obligation to pay Indemnified Liabilities to either Agent or any Lender, as the case may be, arising from the gross negligence or willful misconduct of such Agent or such Lender, as the case may be, or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments and the payment of all amounts payable under the Loan Documents.

         12.6.    Assignments and Participations

                  (a) The Loan Documents shall be binding upon and inure to the benefit of the Parent Borrower, the Lenders, the Agents, all future holders of the Loans, and their respective successors and assigns, except that neither the Parent Borrower nor any other Credit Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents (other than in connection with a dissolution or a transaction involving a merger, consolidation or Disposition, in each case otherwise permitted by this Agreement) without the prior written consent of the Administrative Agent and each Lender.

                  (b) In addition to its rights under Section 12.6(f), each Lender shall have the right to sell, assign, transfer or negotiate (each an "Assignment") one hundred percent, or any lesser percentage, of its rights and obligations under the Loan Documents to any subsidiary or affiliate of such Lender, to any other Lender, or to any other bank, insurance company, financial institution, pension fund, mutual fund or other similar fund (each an "Eligible Assignee"), provided that (i) each such Assignment shall be of a constant, and not a varying, percentage of all of the assignor Lender's rights and obligations under the Loan Documents, (ii) the Commitment assigned shall be not less than $10,000,000, or the full Commitment Amount of such assignor Lender's Commitment,
(iii) unless the assignee is another Lender or a Subsidiary or affiliate of any Lender (in which case no claims may be made by such assignee pursuant to Section 3.5, 3.6, 3.7, 3.8 or 3.9, in each case except to the extent that the assignor Lender would otherwise have the right to do so), the Parent Borrower and the Administrative Agent shall have consented thereto in writing (which consents shall not be unreasonably withheld or delayed and, in the case of the Parent Borrower, shall not be required upon the occurrence and during the continuance of an Event of Default), and (iv) the assignor Lender and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $5,000 for the account of the Administrative Agent. Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement, together with the assignment fee therefor and the Parent Borrower's and the Administrative Agent's consents to such Assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Parent Borrower. From and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

                  (c)      In addition to the participations provided for in
Section 12.10(a), each Lender may grant participations in all or any part of its rights under the Loan Documents to one or more Persons, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the granting of such participation does not require that any additional loss, cost or expense be borne by any Borrower at any time, and (v) the voting rights of any holder of any participation shall be limited to the voting rights of such Lender under Section 12.1(i).

                  (d) No Lender shall, as between and among the Credit Parties, the Agents and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any Assignment or the granting of any participation in all or any part of its rights under the Loan Documents, except that it shall be relieved of its obligations to the extent of any such Assignment of all or any part of its rights and obligations under the Loan Documents pursuant to Section 12.6(b).

                  (e) Subject to Section 12.6(d), any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

         12.7.    Indemnity

                  The Parent Borrower agrees to defend, protect, indemnify, and hold harmless each Agent, and each and all of the Lenders, each of their respective affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel to such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations of any jurisdiction, including securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Parent Borrower, any other Credit Party, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Parent Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Parent Borrower or any of its Subsidiaries and/or the Agents, the capitalization of the Parent Borrower or any of its Subsidiaries, the Commitments, the making of, management of and participation in the Loans, or the use or intended use of the proceeds of the Loans hereunder, provided that the Parent Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent resulting primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Parent Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments and the payment of all Indebtedness under the Loan Documents.

         12.8.    Limitation of Liability

                  No claim may be made by the Parent Borrower, any of its Subsidiaries, any Lender or other Person against either Agent, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Parent Borrower, its Subsidiaries, each Lender and each such other Person hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.9.    Counterparts

                  This Agreement may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by telecopy shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Parent Borrower and each Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by telecopy or other electronic means to the same extent as if originally signed.

         12.10.   Adjustments; Set-off

                  (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of the principal of its Loans owing to such Lender, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Sections 9.1(g) or (h), or otherwise), in a greater proportion than any such payment to and collateral received by any other

Lender in respect of the principal of such other Lender's Loans to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Credit Party agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default under
Section 9.1(a) or (b), each Lender shall have the right, without prior notice to the Parent Borrower or any other Credit Party, any such notice being expressly waived by the Parent Borrower and each other Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Parent Borrower or such other Credit Party, as the case may be, to such Lender any amount owing from such Lender to the Parent Borrower or such other Credit Party, as the case may be, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Parent Borrower or such other Credit Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Parent Borrower or such other Credit Party, as the case may be, or against anyone else claiming through or against the Parent Borrower or such other Credit Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Parent Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         12.11.   Construction

                  Each party to a Loan Document represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

         12.12.   Governing Law

                  The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws, but including Section 5-1401 of the General Obligations Law.

         12.13.   Judgment Currency

                  (a) Each Credit Party's obligations under the Loan Documents to make payments in the applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, either Agent or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If the amount of Obligation Currency purchased pursuant to the last sentence of Section 12.13(a) is less than the sum originally due in the Obligation Currency, the applicable Credit Party covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Credit Party such excess.

         12.14.   International Banking Facilities

                  (a) The Parent Borrower and the other Credit Parties acknowledge that some or all of the Lenders may, in connection with the Loan Documents, utilize an International banking facility (as defined in Regulation
D).

                  (b) Each Credit Party which is an entity located outside the United States (i) understands that it is the policy of the Board of Governors of the Federal Reserve System that deposits received by International banking facilities may be used only to support the non-U.S. operations of a depositor (or its foreign affiliates) located outside the United States and that extensions of credit by International banking facilities may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States, and (ii) acknowledges that the proceeds of its borrowings hereunder from an international banking facility will be used solely to finance its operations outside the United States, or that of its foreign affiliates.

         12.15.   Incorporation by Reference

                  To the extent that any covenant or other similar agreement in respect of any Indebtedness of the Parent Borrower or any of its Subsidiaries is more restrictive than any covenant or other similar agreement contained in the Loan Documents, it shall be incorporated by reference in the Loan Documents as if fully set forth therein, including the definitions of capitalized terms so incorporated, mutatis mutandis.

         12.16.   Headings Descriptive

                  Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         12.17.   Severability

                  Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         12.18.   Integration

                  All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between either Agent and the Parent Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Credit Parties, the Agents and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Agents and the Lenders with respect to the subject matter thereof.

         12.19.   Consent to Jurisdiction

                  Each party to a Loan Document hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         12.20.   Service of Process

                  Each party to a Loan Document hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 12.2 of the applicable Loan Document executed by such party. Each party to a Loan Document hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         12.21.   No Limitation on Service or Suit

                  Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of either Agent or any Lender to serve process in any manner permitted by law or limit the right of either Agent or any Lender to bring pro-ceedings against any Credit Party in the courts of any jurisdiction or jurisdictions in which such Credit Party may be served.

         12.22.   WAIVER OF TRIAL BY JURY

                  EACH OF THE AGENTS, THE LENDERS AND THE CREDIT PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF EITHER AGENT OR THE LENDERS, OR COUNSEL TO THE EITHER AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENTS OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         12.23.   Parent Borrower as Agent for Subsidiary Borrowers

                  Each Subsidiary Borrower hereby irrevocably designates and appoints the Parent Borrower as its agent under the Loan Documents and such Subsidiary Borrower hereby irrevocably authorizes the Parent Borrower to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Parent Borrower by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.

         12.24.   Effective Date

                  This Agreement shall be effective at such time (the "Effective Date") as (i) executed counterparts hereof shall have been delivered to the Documentation Agent by the Parent Borrower, each Lender and the Administrative Agent, and the Documentation Agent shall have executed and delivered a counterpart hereof to the Parent Borrower, each Lender and the Administrative Agent, (ii) the Existing Indebtedness shall have been fully repaid by the Parent Borrower, the Existing Promissory Note shall have been cancelled or terminated, and all Liens, if any, securing the Existing Indebtedness shall have been terminated, and the Documentation Agent shall have received satisfactory evidence thereof, and (iii) all fees payable to the Agents and the Lenders in connection herewith on or prior to the Effective Date shall have been paid.

         12.25.   Treatment of Certain Information

                  Each of the Agents and the Lenders agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature, all non-public information (i) provided to it by or on behalf the Parent Borrower or any of its Subsidiaries pursuant to or in connection with any Loan Document or (ii) obtained by it based on a review of the books and records of the Parent Borrower or any of its Subsidiaries, provided, however, that nothing herein shall limit the disclosure of any such information (c) to the extent required by statute, rule, regulation or judicial process, (d) on a confidential basis, to counsel for any of the Lenders or either of the Agents, (e) to bank examiners, auditors or accountants, and any analogous counterpart thereof, (f) to either Agent or any Lender, (g) in connection with any litigation to which any one or more of the Lenders or one or both of the Agents is a party, (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential on substantially the same basis as set forth in this Section, or (i) to affiliates of either Agent or any Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     BOWNE & CO., INC.



                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     BANK OF MONTREAL,
                                     Individually and as Documentation Agent



                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     FLEET BANK, NATIONAL
                                     ASSOCIATION, Individually and
                                     as Administrative Agent



                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     FIRST UNION NATIONAL BANK




                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     THE BANK OF TOKYO-MITSUBISHI,
                                     LTD., NEW YORK BRANCH



                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     ABN AMRO BANK N.V., NEW YORK BRANCH




                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------


                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     WACHOVIA BANK, N.A.




                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------

                                     NATIONAL WESTMINSTER BANK PLC




                                     By:
                                         -------------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                            ----------------------------------